EXHIBIT 2.1


                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of this 24th day of June, 1997, by and between CITIZENS GWINNETT BANKSHARES, INC., a Georgia business corporation (hereinafter "Citizens," and unless the context otherwise requires, the term "Citizens" shall include both Citizens Gwinnett Bankshares, Inc. and its subsidiary Citizens Bank of Gwinnett ("Citizens Bank")), and PREMIER BANCSHARES, INC., a Georgia business corporation (hereinafter "Premier," and unless the context otherwise requires, the term "Premier" shall include Premier Bancshares, Inc. and its subsidiaries, Premier Bank, Premier Bank FSB, Premier Lending Corporation, Alliance Finance, Inc., Central and Southern Bank of Georgia, and Central and Southern Bank of North Georgia, FSB).

                               R E C I T A L S :

     WHEREAS, the respective boards of directors of Citizens and Premier deem it advisable and in the best interests of each such entity and their respective shareholders that Citizens merge with and into Premier (the "Merger"), with Premier being the surviving corporation and with all of the issued and outstanding shares of common stock, $10.00 par value per share, of Citizens ("Citizens Stock") (other than shares as to which dissenters' rights have been perfected) being converted into the right to receive shares of the authorized common stock, $1.00 par value per share, of Premier ("Premier Stock"), all upon the terms and conditions hereinafter set forth and as set forth in the Agreement and Plan of Merger attached hereto as Exhibit "A" and incorporated herein by
                                      ----------
reference (the "Merger Agreement"); and

     WHEREAS, the boards of directors of the respective entities believe that the merger of Citizens and Premier and the synergies produced thereby will greatly enhance and strengthen the franchises and future prospects of both companies;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which as legally sufficient consideration are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                                   ---------
                                    CLOSING
                                    -------
     The transactions contemplated herein shall be consummated (the "Closing") at the offices of Womble Carlyle Sandridge & Rice, PLLC, 1275 Peachtree Street, N.E., Suite 700, Atlanta, Georgia 30309, on the first business day following receipt of all approvals from any governmental authorities having jurisdiction over the transactions contemplated by this Agreement and the Merger Agreement, the expiration of any waiting or similar period required by applicable law, any approval by shareholders of Premier and Citizens of the Merger, or at such other time and place as may be mutually satisfactory to the parties hereto (the "Closing Date").


                                  ARTICLE II
                                  ----------

                                    MERGER
                                    ------

     Pursuant to the terms and conditions provided herein, on the Closing Date Citizens and Premier shall be merged in accordance with and in the manner set forth in the Merger Agreement. The surviving corporation following the Merger will be Premier (the "Surviving Corporation") and will operate under the Articles of Incorporation of Premier and will be the parent holding company of Citizens Bank of Gwinnett, a Georgia banking corporation, Premier Bank, a Georgia banking corporation, Central and Southern Bank of Georgia, a Georgia banking corporation, Premier Bank FSB, a federally chartered savings bank, Central and Southern Bank of North Georgia, FSB, a federally chartered savings bank, Premier Lending Corporation, a Georgia business corporation, and Alliance Finance, Inc., a Georgia business corporation, the latter six of which are currently wholly-owned subsidiaries of Premier. Upon the terms and conditions of this Agreement and the Merger Agreement, Premier shall make available on or before the Effective Date (as defined in the Merger Agreement) for delivery to the holders of Citizens Stock (i) the number of shares of Premier Stock to be issued upon conversion of the shares of Citizens Stock and (ii) sufficient funds to provide for cash payments in lieu of the issuance of fractional shares as provided in the Merger Agreement, provided, however, that unless and until a holder of Citizens Stock entitled to receive Premier Stock pursuant to the Merger shall have surrendered his Citizens Stock certificate(s) or unless otherwise required by law, the holder of such certificate(s) shall not have any right to receive payment of any dividends or other distributions on the shares of Premier Stock or receive any notices sent by Premier to its shareholders or to vote such shares.


                                  ARTICLE III
                                  -----------

                                OTHER AGREEMENTS
                                ----------------

     3.1  REGISTRATION OF PREMIER STOCK.  Premier agrees to file with the
          -----------------------------
Securities and Exchange Commission (the "SEC") as soon as reasonably possible a registration statement (the "Premier Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), on Form S-4 or some other appropriate form covering the issuance of the shares of Premier Stock to the shareholders of Citizens pursuant to this Agreement and the Merger Agreement and to use its best efforts to cause the Premier Registration Statement to become effective and to remain effective through the Closing Date. Premier agrees to take any action required to be taken under applicable state securities laws in connection with the issuance of shares of Premier Stock upon consummation of the Merger. Citizens agrees to provide Premier reasonable assistance as necessary in the preparation of the Premier Registration Statement, including, without limitation, providing Premier with all material facts regarding the operations, business, assets, liabilities and personnel of Citizens, together with the audited financial statements of Citizens, all as required by the 1933 Act and the rules, regulations and practices of the SEC, for inclusion in the Premier Registration Statement. The Premier Registration Statement shall not cover resales of Premier Stock by any of the shareholders of Citizens, and Premier shall have no obligation to cause the Premier Registration Statement to continue to be effective after the Closing or to prepare or file any post-effective amendments to the Premier Registration Statement after the Closing.

     3.2  MEETING OF SHAREHOLDERS OF CITIZENS AND PREMIER.  Citizens and Premier
          -----------------------------------------------
shall call a special meeting of their respective shareholders (the "Special Meetings") to be held not more than forty-five (45) days after the Premier Registration Statement becomes effective under the 1933 Act for the purpose of submitting the Merger Agreement to such shareholders for their approval. In connection with the Special Meetings, Premier and Citizens shall prepare and submit to their respective shareholders a notice of meeting, proxy statement and proxy (the "Proxy Materials"), which shall include the final prospectus from the Premier Registration Statement in the form filed with the SEC.

     3.3  ACCESS TO PROPERTIES, BOOKS, ETC. Each party hereto shall allow the
          ---------------------------------
other party and its authorized representatives full access during normal business hours from and after the date hereof and prior to the Closing Date to all of the respective properties, books, contracts, commitments and records of such party and its subsidiaries and shall furnish the other party and its authorized representatives such information concerning its affairs and the affairs of its subsidiaries as the other party may reasonably request provided that such request shall be reasonably related to the transactions contemplated by this Agreement and shall not interfere unreasonably with normal operations. Each party shall cause its and its subsidiaries' personnel, employees and other representatives to assist the other party in making any such investigation. During such investigation, the investigating party and its authorized representatives shall have the right to make copies of such records, files, tax returns and other materials as it may deem advisable and shall advise the other party of those items of which copies are made. No investigation made heretofore or hereafter by either party and its authorized representatives shall affect the representations and warranties of either such party hereunder.

     3.4  CONFIDENTIALITY.  Prior to consummation of the Merger, the parties to
          ---------------
this Agreement will provide one another with information which may be deemed by the party providing the information to be confidential. Each party agrees that it will hold and will cause its advisors and agents to hold confidential and protect all information provided to it by the other party to this Agreement or such party's affiliates, except that the obligations contained in this Section
3.4 shall not in any way restrict the rights of any party or person to use information that (i) was known to such party prior to the disclosure by the other party; (ii) is or becomes generally available to the public other than by breach of this Agreement; (iii) is provided by one party for disclosure concerning such party in the Premier Registration Statement; or (iv) otherwise becomes lawfully available to a party to this Agreement on a nonconfidential basis from a third party who is not under an obligation of confidence to the other party to this Agreement. If this Agreement is terminated prior to the Closing, each party hereto agrees to return all documents, statements and other written materials, whether or not confidential, and all copies thereof, provided to it by or on behalf of the other party to this Agreement. The provisions of this Section 3.4 shall survive termination, for any reason whatsoever, of this Agreement, and, without limiting the remedies of the parties hereto in the event of any breach of this Section 3.4, the parties hereto will be entitled to seek injunctive relief against the other party in the event of a breach or threatened breach of this Section 3.4.

     3.5  FULL COOPERATION.  The parties shall cooperate fully with each other
          ----------------
in connection with any acts or actions required to be taken as part of their respective obligations under this Agreement.

     3.6  EXPENSES.  All of the expenses incurred by Premier in connection with
          --------
the authorization, preparation, execution and performance of this Agreement and the Merger Agreement including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants and the fees and expenses related to filing the Premier Registration Statement and all regulatory applications with state and federal authorities in connection with the transactions contemplated hereby and thereby, shall be paid by Premier. All expenses incurred by Citizens in connection with the authorization, preparation, execution and performance of this Agreement and the Merger Agreement, including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants for Citizens and the cost of reproducing and mailing the Proxy Materials, shall be paid by Citizens.

     3.7  PRESERVATION OF GOODWILL. Each party hereto shall use its best efforts
          ------------------------
to preserve its business organization and the business organization of its subsidiaries, to keep available the services of its present employees and of the present employees of its subsidiaries, and to preserve the goodwill of customers and others having business relations with such party or its subsidiaries.

     3.8  APPROVALS AND CONSENTS.  Each party hereto represents and warrants to
          ----------------------
and covenants with the other that it will use its best efforts, and will cause its officers, directors, employees and agents and its subsidiaries and any subsidiary's officers, directors, employees and agents to use their best efforts, to obtain as soon as is reasonably practicable all approvals and consents of state and federal departments or agencies required or deemed necessary for consummation of the transactions contemplated by this Agreement and the Merger Agreement.

     3.9  AGREEMENT BY CITIZENS EXECUTIVE OFFICERS AND DIRECTORS.
          ------------------------------------------------------
Contemporaneously with the execution of this Agreement, each of the directors and executive officers of Citizens will execute and deliver to Premier an agreement, the form of which is attached hereto as Exhibit "B," pursuant to
                                                   ----------
which each of them agrees (1) to recommend to Citizens' shareholders approval of the Merger, (ii) to vote the capital stock of Citizens owned or controlled by them in favor of the Merger, (iii) to transfer or assign shares of Premier Stock received by them in connection with the Merger only in compliance with the 1933 Act, applicable state securities laws and the rules and regulations promulgated under either and (iv) not to sell, transfer or pledge shares of Citizens' Common Stock or sell Premier Stock received by them in connection with the Merger until after Premier's publication of at least thirty (30) days of post-merger combined operations.

     3.10   PRESS RELEASES.  Prior to the Effective Date, Citizens and Premier
            --------------
shall agree with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this Section
3.10 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such party's disclosure obligations imposed by law.

     3.11   EMPLOYEE BENEFITS AND CONTRACTS.  Following the Effective Date,
            -------------------------------
Premier or any affiliate of Premier (collectively, the "Premier Group") shall provide generally to officers, employees and former employees of Citizens who continue employment with the Premier Group employee benefits on terms and conditions which, when taken as a whole, are substantially similar to those then currently provided by the Premier Group to its other similarly situated officers, employees and former employees. For purposes of eligibility to participate and any vesting determinations in connection with the provision of any such employee benefits, service with Citizens prior to the Effective Date shall be counted. The Premier Group shall also honor in accordance with their terms all employment, severance, consulting, option and other contracts of a compensatory nature to the extent disclosed in Section 4.2.3 of the Citizens Disclosure Memorandum between Citizens and any current or former director, officer or employee thereof. No other contracts of a compensatory nature to the extent disclosed in the Citizens Disclosure Memorandum between Citizens and any current or former director, officer or employee thereof and no other contracts of the types described that are not so disclosed shall be deemed to be assumed by the Premier Group by reason of this Section 3.11.

     3.12   CONVERSION OF STOCK OPTIONS; RESTRICTED STOCK.
           ----------------------------------------------

          (a) All rights with respect to Citizens Common Stock pursuant to stock options ("Citizens Options") granted under the Citizens Stock Plans, whether or not exercisable, shall be converted into and become rights with respect to Premier Common Stock, and the Surviving Corporation shall assume each Citizens Option, in accordance with the terms of the Citizens Stock Plan and stock option agreement by which it is evidenced. From and after the Effective Date, (i) each Citizens Option assumed by the Surviving Corporation may be exercised solely for shares of Premier Common Stock, (ii) the number of shares of Premier Common Stock subject to such Citizens Option shall be equal to the number of Citizens Common Stock multiplied by the Exchange Ratio as defined in the Merger Agreement attached hereto as Exhibit "A", and (iii) the per share exercise price under
                   ----------
each such Citizens Option shall be adjusted to reflect the Exchange Ratio. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Internal Revenue Code, as to any stock option which is an "incentive stock option." Citizens and Premier agree to take all necessary steps to effect the provisions of this Section 3.12.

          (b) All restrictions or limitations on transfer with respect to Citizens Common Stock awarded under the Citizens Stock Plans or any other plan, program or arrangement of Citizens to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program or arrangement, shall remain in full force and effect with respect to shares of Surviving Corporation Common Stock into which such restricted stock is converted pursuant to this Agreement.

          (c) Notwithstanding the foregoing provisions of this Section 3.12, Premier may at its election substitute as of the Effective Date stock options under the Premier Bancshares, Inc. 1997 Stock Option Plan (the "Premier Stock Option Plan") for all or a part of the Citizens Options, subject to the following conditions: (i) the requirements of 3.12(a) and (b) shall be met; (ii) such substitution shall not constitute a modification, extension or renewal of any of the Citizens Options which are incentive stock options; (iii) the substituted options shall continue in effect on substantially the same terms and conditions as contained in the Citizens Stock Option Plan or other document granting the Citizens Options; and (iv) each grant of a substitute option to any individual who shall be deemed subject to Section 16 of the Securities Exchange Act of 1934 shall have been specifically approved in advance by the full Board of Directors of Premier or by a committee consisting solely of "non-employee" directors as defined in Rule 16b-3. As soon as practicable following the Effective Date, Premier shall deliver to the participants receiving substitute options under the Premier Stock Option Plan an appropriate notice setting forth such participant's rights pursuant thereto. Premier has reserved under the Premier Stock Option Plan adequate shares of Premier Common Stock for delivery upon exercise of any such substituted options.

     3.13 OFFICERS AND DIRECTORS.  The officers and directors of the Surviving
          ----------------------
Corporation from and after the Effective Date shall consist of the officers and directors of the Surviving Corporation on the date hereof, provided however that Thomas J. Martin shall be elected to the Board of Directors of Premier after the Effective Date. Mr. Martin shall also be appointed President of the East Metro Division of Premier Bank. At the Effective Date, Premier Bank shall enter into an amendment to the employment agreement with Thomas J. Martin in substantially the form attached hereto as Exhibit "C."
                            ----------

     3.14 MERGER OF PREMIER BANK AND CITIZENS BANK.  Contemporaneously with the
          ----------------------------------------
Closing or as soon as practicable thereafter, Citizens Bank shall be merged with and into Premier Bank with Premier Bank being the Surviving Bank.

     3.15 ACCOUNTING AND TAX TREATMENT. Each of the parties undertakes and
          ----------------------------
agrees to cause the Merger to qualify, and to take no action which would cause the Merger not to qualify, for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended for federal income tax purposes. Subject to the termination rights of the parties pursuant to Section 11.6, each of the parties further undertakes and agrees to cause the Merger to be eligible, and to take no action which would cause the Merger not to be eligible, to be accounted for as a "pooling of interests."

                                   ARTICLE IV
                                   ----------

                   REPRESENTATIONS AND WARRANTIES OF CITIZENS
                   ------------------------------------------

     As an inducement to Premier to enter into this Agreement and to consummate the transactions contemplated hereby, Citizens represents, warrants, covenants and agrees as follows:

     4.1 CITIZENS DISCLOSURE MEMORANDUM. On or before June 27, 1997, Citizens will deliver to Premier a final disclosure memorandum (the "Citizens Disclosure Memorandum") containing certain information regarding Citizens as indicated at various places in this Agreement. All information set forth in the Citizens Disclosure Memorandum or in documents incorporated by reference in the Citizens Disclosure Memorandum is true, correct and complete, does not omit to state any fact necessary in order to make the statements therein not misleading, and shall be deemed for all purposes of this Agreement to constitute part of the representations and warranties of Citizens under this Article IV. The information contained in the Citizens Disclosure Memorandum shall be deemed to be part of and qualify all representations and warranties contained in this
Article IV and the covenants in Article V to the extent applicable. All information in each of the documents and other writings furnished to Premier pursuant to this Agreement or the Citizens Disclosure Memorandum is or will be true, correct and complete and does not and will not omit to state any fact necessary in order to make the statements therein not misleading. Citizens shall promptly provide Premier with written notification of any event, occurrence or other information necessary to maintain the Citizens Disclosure Memorandum and all other documents and writings furnished to Premier pursuant to this Agreement as true, correct and complete in all material respects at all times prior to and including the Closing.

     4.2  CORPORATE AND FINANCIAL.
          -----------------------

          4.2.1   AUTHORITY.  Subject to the approval of various state and
                  ---------
federal regulators and Citizens' shareholders, the execution, delivery and performance of this Agreement and the other transactions contemplated or required in connection herewith will not, with or without the giving of notice or the passage of time, or both, (a) violate any provision of federal or state law applicable to Citizens, the violation of which could be reasonably expected to have a material adverse effect on the business, operations, properties, assets, financial condition or prospects of Citizens; (b) violate any provision of the Articles of Incorporation or bylaws of Citizens; (c) conflict with or result in a breach of any provision of, or termination of, or constitute a default under any instrument, license, agreement, or commitment to which Citizens is a party, which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, properties, assets, financial condition or prospects of Citizens; or (d) constitute a violation of any order, judgment or decree to which Citizens is a party, or by which Citizens or any of its assets or properties are bound. Assuming this Agreement constitutes the valid and binding obligation of Premier, this Agreement constitutes the valid and binding obligation of Citizens, and is enforceable in accordance with its terms, except as limited by laws affecting creditors' rights generally and by the discretion of courts to compel specific performance.

          4.2.2     CORPORATE STATUS.  Citizens is a business corporation duly
                    ----------------
organized, validly existing and in good standing under the laws of the State of Georgia and has no direct or indirect subsidiaries other than Citizens Bank. Citizens Bank is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Citizens and Citizens Bank have all of the requisite corporate power and authority and are entitled to own or lease their respective properties and assets and to carry on their respective businesses as and in the places where such properties or assets are now owned, leased or operated and such businesses are now conducted.

          4.2.3     CAPITAL STRUCTURE.
                    -----------------

          (a) Citizens has an authorized capital stock consisting of 10,000,000 shares, $10.00 par value of common stock, of which 242,350 shares of common stock are issued and outstanding as of the date hereof and up to 27,200 shares are issuable upon the exercise of stock options. Citizens Bank has an authorized capital stock consisting solely of 1,000,000 shares of Common Stock, par value $10 ("Citizens Bank Stock"), of which 250,000 shares are issued and outstanding as of the date hereof. All of the outstanding shares of Citizens Stock and Citizens Bank Stock are duly and validly issued, fully paid and non-assessable and were offered, issued and sold in compliance with all applicable federal and state securities laws. No person has any right of rescission or claim for damages under federal or state securities laws with respect to the issuance of any shares of Citizens Stock or Citizens Bank Stock previously issued. None of the shares of Citizens Stock or Citizens Bank Stock has been issued in violation of any preemptive or other rights of its shareholders. All of the issued and outstanding shares of Citizens Bank Stock are owned by Citizens.

          (b) Except as set forth in the Citizens Disclosure Memorandum, Citizens does not have outstanding any securities which are either by their terms or by contract convertible or exchangeable into capital stock of Citizens, or any other securities or debt, of Citizens, or any preemptive or similar rights to subscribe for or to purchase, or any options or warrants or agreements or understandings for the purchase or the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or securities convertible into its capital stock. Citizens is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register, any shares of its capital stock.

          (c) There is no agreement, arrangement or understanding to which Citizens is a party restricting or otherwise relating to the transfer of any shares of capital stock of Citizens.

          (d) All shares of common stock or other capital stock, or any other securities or debt, of Citizens, which have been purchased or redeemed by Citizens have been purchased or redeemed in accordance with all applicable federal, state and local laws, rules, and regulations, including, without limitation, all federal and state securities laws and rules and regulations of any securities exchange or system on which such stock, securities or debt are, or at such time were, traded, and no such purchase or redemption has resulted or will, with the giving of notice or lapse of time, or both, result in a default or acceleration of the maturity of, or otherwise modify, any agreement, note, mortgage, bond, security agreement, loan agreement or other contract or commitment of Citizens.

          4.2.4     CORPORATE RECORDS.  The stock records and minute books of
                    -----------------
Citizens, whether heretofore or hereafter furnished or made available to Premier by Citizens, (a) fully and accurately reflect all issuances, transfers and redemptions of the Common Stock, (b) correctly show the record addresses and the number of shares of such stock issued and outstanding on the date hereof held by the shareholders of Citizens, (c) correctly show all corporate action taken by the directors and shareholders of Citizens (including actions taken by consent without a meeting) and (d) contain true and correct copies or originals of the respective Articles of Incorporation and all amendments thereto, bylaws as amended and currently in force, and the minutes of all meetings or consent actions of its directors and shareholders. No resolutions, regulations or bylaws have been passed, enacted, consented to or adopted by such directors or shareholders except those contained in the minute books. All corporate records have been maintained in accordance with all applicable statutory requirements and are complete and accurate.

          4.2.5     TAX RETURNS; TAXES.
                    ------------------

          (a) Citizens has duly filed or will file when due (i) all required federal and state tax returns and reports, and (ii) all required returns and reports of other governmental units having jurisdiction with respect to taxes imposed upon its income, properties, revenues, franchises, operations or other assets or taxes imposed which might create a lien or encumbrance on any of such assets or affect adversely its business or operations. Such returns or reports are, and when filed will be, true, complete and correct, and Citizens has paid, or will pay with respect to returns or reports not yet filed because not yet due, to the extent such taxes or other governmental charges have become due, all taxes and other governmental charges set forth in such returns or reports. All federal, state and local taxes and other governmental charges paid or payable by Citizens have been paid, or have been accrued or reserved on its books in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods. Adequate reserves for the payment of taxes have been established on the books of Citizens for all periods through the date hereof, whether or not due and payable and whether or not disputed. Until the Closing Date, Citizens shall continue to reserve sufficient funds for the payment of expected tax liabilities in accordance with GAAP applied on a basis consistent with prior periods. Citizens has not received any notice of a tax deficiency or assessment of additional taxes of any kind and, to the knowledge of the officers of Citizens (collectively, "Citizens Management"), there is no threatened claim against Citizens, or any basis for any such claim, for payment of any additional federal, state, local or foreign taxes for any period prior to the date of this Agreement in excess of the accruals or reserves with respect to any such claim shown in the 1996 Citizens Financial Statements described in
Section 4.2.6 below or disclosed in the notes with respect thereto. There are no waivers or agreements by Citizens for the extension of time for the assessment of any taxes. The federal income tax returns of Citizens have not been examined by the Internal Revenue Service for any period since January 1, 1993.

          (b) Except as set forth in the Citizens Disclosure Memorandum, proper and accurate amounts have been withheld by Citizens from its employees for all periods in full and complete compliance with the tax withholding provisions of applicable federal, state and local tax laws, and proper and accurate federal, state and local tax returns have been filed by Citizens for all periods for which returns were due with respect to withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full.

          4.2.6     FINANCIAL STATEMENTS.  Citizens has delivered to Premier
                    --------------------
true, correct and complete copies of (i) the audited financial statements of Citizens for the years ended December 31, 1994, 1995 and 1996, including balance sheets, statements of income, statements of shareholders' equity, statements of cash flows and related notes (the audited financial statements for the year ended December 31, 1996 being referred to as the "1996 Citizens Financial Statements") and (ii) unaudited financial statements of Citizens for the period ended March 31, 1997, including a balance sheet, statement of income and related notes. All of such financial statements have been prepared in accordance with GAAP consistently applied and present fairly the assets, liabilities and financial condition of Citizens as of the dates indicated therein and the results of its operations for the respective periods then ended.

          4.2.7     REGULATORY REPORTS.  Citizens has made available to Premier
                    ------------------
for review and inspection the year-end Report of Condition and year-end Report of Income and Dividends as filed by Citizens Bank with the Federal Deposit Insurance Corporation (the "FDIC") for each of the three years ended December 31, 1996, 1995 and 1994, together with all such other reports filed for the same three-year period with the FDIC, and the Department of Banking and Finance of the State of Georgia (the "Department of Banking"), and other applicable regulatory agencies and the Form F.R. Y-6 filed by Citizens with the Board of Governors of the Federal Reserve System (the "Federal Reserve") for each of the three years ended December 31, 1996, 1995 and 1994 (collectively, the "Citizens Reports"). All of the Citizens Reports, as amended, have been prepared in accordance with applicable rules and regulations applied on a basis consistent with prior periods and contain in all material respects all information required to be presented therein in accordance with such rules and regulations.

          4.2.8     ACCOUNTS.  Citizens has made available to Premier a list of
                    --------
each and every bank and other institution in which Citizens maintains an account or, safety deposit box, the account numbers, and the names of all persons who are presently authorized to draw thereon, have access thereto or give instructions regarding distribution of funds or assets therein.

          4.2.9     NOTES AND OBLIGATIONS.
                    ---------------------

          (a) Except as set forth in the Citizens Disclosure Memorandum or as provided for in the loss reserve described in subsection (b) below, all notes receivable or other obligations owned by Citizens or due to it shown in the 1996 Citizens Financial Statements and any such notes receivable and obligations on the date hereof and on the Closing Date are and will be genuine, legal, valid and collectible obligations of the respective makers thereof and are not and will not be subject to any offset or counterclaim. Except as set forth in subsection (b) below, all such notes and obligations are evidenced by written agreements, true and correct copies of which will be made available to Premier for examination prior to the Closing Date. All such notes and obligations were entered into by Citizens in the ordinary course of its business and in compliance with all applicable laws and regulations.

          (b) Citizens has established a loss reserve in the 1996 Citizens Financial Statements and as of the date of this Agreement and will establish a loan loss reserve as of the Closing Date which is adequate within the meaning of GAAP and applicable regulatory requirements or guidelines to cover anticipated losses which might result from such items as the insolvency or default of borrowers or obligors on such loans or obligations, defects in the notes or evidences of obligation (including losses of original notes or instruments), offsets or counterclaims properly chargeable to such reserve, or the availability of legal or equitable defenses which might preclude or limit the ability of Citizens to enforce the note or obligation, and the representations set forth in subsection (a) above are qualified in their entirety by the aggregate of such loss reserve. Except as described in the Citizens Disclosure Memorandum, at the Closing Date, the ratio of the loss reserve, established on such date in good faith by Citizens, to total loans outstanding at such time shall not exceed the ratio of the loan loss reserve to the total loans outstanding as reflected in the 1996 Citizens Financial Statements, established on or before such date in good faith by Citizens, in accordance with GAAP.

          4.2.10    LIABILITIES.  Citizens has no debt, liability or obligation
                    -----------
of any kind required to be shown pursuant to GAAP on the consolidated balance sheet of Citizens, whether accrued, absolute, known or unknown, contingent or otherwise, including, but not limited to (a) liability or obligation on account of any federal, state or local taxes or penalty, interest or fines with respect to such taxes, (b) liability arising from or by virtue of the distribution, delivery or other transfer or disposition of goods, personal property or services of any type, kind or variety, (c) unfunded liabilities with respect to any pension, profit sharing or employee stock ownership plan, whether operated by Citizens or any other entity covering employees of Citizens, or (d) environmental liabilities, except (i) those reflected in the 1996 Citizens Financial Statements, and (ii) as disclosed in the Citizens Disclosure Memorandum.

          4.2.11    ABSENCE OF CHANGES.  Except as specifically provided for in
                    ------------------
this Agreement or specifically set forth in the Citizens Disclosure Memorandum, since December 31, 1996:

          (a) there has been no change in the business, assets, liabilities, results of operations or financial condition of Citizens, or in any of its relationships with customers, employees, lessors or others, other than changes in the ordinary course of business, none of which individually or in the aggregate has had, or which the Citizens Management believes may have, a material adverse effect on such businesses or properties;

          (b) there has been no material damage, destruction or loss to the assets, properties or business of Citizens, whether or not covered by insurance, which has had, or which the Citizens Management believes may have, an adverse effect thereon;

          (c) the business of Citizens has been operated in the ordinary course, and not otherwise;

          (d) the properties and assets of Citizens used in its business have been maintained in good order, repair and condition, ordinary wear and tear excepted;

          (e) the books, accounts and records of Citizens have been maintained in the usual, regular and ordinary manner;

          (f) there has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the capital stock of Citizens;

          (g) there has been no increase in the compensation or in the rate of compensation or commissions payable or to become payable by Citizens to any director or executive officer, or to any employee earning $35,000 or more per annum, or any general increase in the compensation or in the rate of compensation payable to employees of Citizens earning less than $35,000 per annum ("general increase" for the purpose hereof meaning any increase generally applicable to a class or group of employees, but not including increases granted to individual employees for merit, length of service, change in position or responsibility or other reasons applicable to specific employees and not generally to a class or group thereof), or any director, officer, or employee hired at a salary in excess of $35,000 per annum, or any increase in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any employee;

          (h) there has been no change in the articles of incorporation or bylaws of Citizens;

          (i) there has been no labor dispute, unfair labor practice charge or employment discrimination charge, nor, to the knowledge of Citizens, any organizational effort by any union, or institution or threatened institution, of any effort, complaint or other proceeding in connection therewith, involving Citizens, or affecting its operations;

          (j) there has been no issuance, sale, repurchase, acquisition, or redemption by Citizens of any of its capital stock, bonds, notes, debt or other securities, and there has been no modification or amendment of the rights of the holders of any outstanding capital stock, bonds, notes, debt or other securities thereof,

          (k) there has been no mortgage, lien or other encumbrance or security interest (other than liens for current taxes not yet due or purchase money security interests arising in the ordinary course of business) created on or in (including without limitation, any deposit for security consisting of) any asset or assets of Citizens or assumed by it with respect to any asset or assets;

          (l) there has been no indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred by Citizens which would be required to be reflected on a balance sheet of Citizens prepared as of the date hereof in accordance with GAAP applied on a consistent basis, except as incurred in the ordinary course of business;

          (m) no obligation or liability of Citizens has been discharged or satisfied, other than in the ordinary course of business;

          (n) there have been no sales, transfers or other dispositions of any asset or assets of Citizens, other than sales in the ordinary course of business;

          (o) there has been no amendment, termination or waiver of any right of Citizens under any contract or agreement or governmental license, permit or permission which has had or may have an adverse effect on its business or properties; and

          (p) Citizens has not taken any action or failed to take any action prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Citizens provided in this Agreement.

          4.2.12    LITIGATION AND PROCEEDINGS.  Except as set forth on the
                    --------------------------
Citizens Disclosure Memorandum, there are no actions, decrees, suits, counterclaims, claims, proceedings or governmental actions or investigations, pending or, to the knowledge of Citizens, threatened against, by or affecting Citizens, or any officer, director, employee or agent in such person's capacity as an officer, director, employee or agent of Citizens or relating to the business or affairs of Citizens, in any court or before any arbitrator or governmental agency, and no judgment, award, order or decree of any nature has been rendered against or with respect thereto by any agency, arbitrator, court, commission or other authority, nor does Citizens have any unasserted contingent liabilities which might have an adverse effect on its assets or on the operation of its businesses or which might prevent or impede the consummation of the transactions contemplated by this Agreement.

          4.2.13    PROXY MATERIALS.  Neither the Proxy Materials nor other
                    ---------------
materials furnished by Citizens to the Citizens' shareholders in connection with the transactions contemplated by this Agreement or the Merger Agreement, or in any amendments thereof or supplements thereto, will, at the times such documents are distributed to the holders of shares of Citizens Stock and through the acquisition of shares of Citizens Stock by Premier pursuant to the Merger, contain with respect to Citizens any untrue statement of a material fact or omit to state any information required to be stated therein or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made with respect to Citizens, not misleading.

     4.3  BUSINESS OPERATIONS.
          -------------------

          4.3.1     CUSTOMERS.  Citizens has no knowledge of any presently
                    ---------
existing facts which could reasonably be expected to result in the loss of any material borrower or depositor or in Citizens' inability to collect amounts due therefrom or to return funds deposited thereby, except as set forth on the Citizens Disclosure Memorandum.

          4.3.2     PERMITS; COMPLIANCE WITH LAW.
                    ----------------------------

          (a) Citizens has all permits, licenses, approvals, authorizations and registrations under all federal, state, local and foreign laws required for Citizens to own, lease or operate its Assets and to carry on its business as presently conducted, and all of such permits, licenses, approvals, authorizations and registrations are in full force and effect, and no suspension or cancellation of any of them is pending or, to the knowledge of Citizens, threatened.

          (b) Citizens has complied with all laws, regulations, and orders applicable to it or its business, except for any non-compliance which would not have a material adverse effect on Citizens. The Citizens Disclosure Memorandum contains a list of any known violations of such laws, regulations, ordinances or rules by any present officer, director, or employee of Citizens which occurred since December 31, 1991, and which resulted in any order, proceeding, judgment or decree which would be required to be disclosed pursuant to Item 401(f) of Regulation S-K promulgated by the SEC if Citizens had been subject to the reporting requirements under the 1933 Act or the Securities Exchange Act of 1934, as amended. No past violation of any such law, regulation, ordinance or rule has occurred which could impair the right or ability of Citizens to conduct its business.

          (c) Except as set forth in the Citizens Disclosure Memorandum, no notice or warning from any governmental authority with respect to any failure or alleged failure of Citizens to comply in any respect with any law, regulation or order has been received, nor is any such notice or warning proposed or, to the knowledge of Citizens, threatened.

          4.3.3     ENVIRONMENTAL.
                    -------------

          (a) Except as set forth in the Citizens Disclosure Memorandum, Citizens

               (i) has not caused or permitted, and has no knowledge of any claim regarding the environmental condition of the property or the generation, manufacture, use, or handling or the release or presence of, any hazardous substances or hazardous wastes, including petroleum, on, in, under or from any properties or facilities currently owned or leased by Citizens or adjacent to any properties so owned or leased; and

               (ii) has complied in all material respects with, and has kept all records and made all filings or reports required by, and is otherwise in compliance with all applicable federal, state and local laws, regulations, orders, permits and licenses relating to the generation, treatment, manufacture, use, handling, release or presence of any hazardous substances or hazardous wastes, including petroleum and asbestos, on, in, under or from any properties or facilities currently owned or leased by Citizens.

          (b) Except as set forth in the Citizens Disclosure Memorandum, neither Citizens nor any of its officers, directors, employees or agents, in the course of such individual's employment by Citizens, has given advice with respect to, or participated in any respect in, the management or operation of any entity or concern whose business relates in any way to the generation, storage, handling, disposal, transfer, production, use or processing of hazardous substances or hazardous wastes, including petroleum, nor to Citizens' knowledge has Citizens foreclosed on any property on which there is a threatened release of any hazardous substances or hazardous wastes, including petroleum, or on which there has been such a release and full remediation has not been completed, or any property on which contained (non-released) hazardous substances or hazardous wastes, including petroleum, are or were located.

          (c) Except as set forth in the Citizens Disclosure Memorandum, neither Citizens, nor any of its officers, directors, employees, or agents, is aware of, has been told of, or has observed, the presence of any hazardous substance or hazardous wastes, including petroleum, on, in, under, or around property on which Citizens holds a legal or security interest, in violation of, or creating liability under, federal, state, or local environmental statutes, regulations, or ordinances.

          (d) The term hazardous substances or hazardous waste does not include those substances which are normally and reasonably used in connection with the occupancy or operation of office buildings (such as cleaning fluids, and supplies normally used in the day to day operation of business offices).

          4.3.4     INSURANCE.  Citizens has made available to Premier a
                    ---------
complete list and description (including the expiration date, premium amount and coverage thereunder) of all policies of insurance and bonds presently maintained by, or providing coverage for, Citizens or any of its officers, directors and employees, all of which are, and will be maintained through the Closing Date, in full force and effect, together with a complete list of all pending claims under any of such policies or bonds. All terms, obligations and provisions of each of such policies and bonds have been complied with, all premiums due thereon have been paid, and no notice of cancellation with respect thereto has been received. Except as set forth in the Citizens Disclosure Memorandum, such policies and bonds provide adequate coverage to insure the properties and businesses of Citizens and the activities of its officers, directors and employees against such risks and in such amounts as are prudent and customary. Citizens will not as of the Closing Date have any liability for premiums or for retrospective premium adjustments for any period prior to the Closing Date. Citizens has heretofore made, or will hereafter make, available to Premier a true, correct and complete copy of each insurance policy and bond in effect since January 1, 1991 with respect to the business and affairs of Citizens.

     4.4  PROPERTIES AND ASSETS.
          ---------------------

          4.4.1     CONTRACTS AND COMMITMENTS.  The Citizens Disclosure
                    -------------------------
Memorandum contains a list identifying and briefly describing all written contracts, purchase orders, agreements, security deeds, guaranties or commitments to which Citizens is a party or by which it may be bound involving the payment or receipt, actual or contingent, of more than $25,000 or having a term or requiring performance over a period of more than ninety (90) days. Each such contract, agreement, guaranty and commitment of Citizens is in full force and effect and is valid and enforceable in accordance with its terms, and constitutes a legal and binding obligation of the respective parties thereto and is not the subject of any notice of default, termination, partial termination or of any ongoing, pending, completed or threatened investigation, inquiry or other proceeding or action that may give rise to any notice of default, termination or partial termination. Citizens has complied in all material respects with the provisions of such contracts, agreements, guaranties and commitments. A true and complete copy of each such document has been or will be made available to Premier for examination.

          4.4.2     LICENSES; INTELLECTUAL PROPERTY.  Citizens has all patents,
                    -------------------------------
trademarks, trade names, service marks, copyrights, trade secrets and know-how reasonably necessary to conduct its business as presently conducted and, except as described in the Citizens Disclosure Memorandum, Citizens is not a party, either as licensor or licensee, to any agreement for any patent, process, trademark, service mark, trade name, copyright, trade secret or other confidential information and there are no rights of third parties with respect to any trademark, service mark, trade secrets, confidential information, trade name, patent, patent application, copyright, invention, device or process owned or used by Citizens or presently expected to be used by either of them in the future. All patents, copyrights, trademarks, service marks, trade names, and applications therefor or registrations thereof, owned or used by Citizens, are listed in the Citizens Disclosure Memorandum. Citizens has complied with all applicable laws relating to the filing or registration of "fictitious names" or trade names.

          4.4.3     PERSONAL PROPERTY.  Citizens has good and marketable title
                    -----------------
to all of its personalty, tangible and intangible, reflected in the 1996 Citizens Financial Statements (except as since sold or otherwise disposed of by it in the ordinary course of business), free and clear of all encumbrances, liens or charges of any kind or character, except (i) those referred to in the notes to the 1996 Citizens Financial Statements as securing specified liabilities (with respect to which no default exists or, to the knowledge of Citizens, is claimed to exist), (ii) those described in the Citizens Disclosure Memorandum and (iii) liens for taxes not due and payable.

          4.4.4     CITIZENS LEASES.
                    ---------------

          (a) All leases (the "Citizens Leases") pursuant to which Citizens is lessor or lessee of any real or personal property (such property, the "Leased Property") are valid and enforceable in accordance with their terms; there is not under any of the Citizens Leases any default or, to the knowledge of Citizens, any claimed default by Citizens, or event of default or event which with notice or lapse of time, or both, would constitute a default by Citizens and in respect of which adequate steps have not been taken to prevent a default on its part from occurring.

          (b) The copies of the Citizens Leases heretofore or hereafter furnished or made available by Citizens to Premier are true, correct and complete, and the Citizens Leases have not been modified in any respect other than pursuant to amendments, copies of which have been concurrently delivered or made available to Premier, and are in full force and effect in accordance with their terms.

          (c) Except as set forth in the Citizens Disclosure Memorandum, there are no contractual obligations, agreements in principle or present plans for Citizens to enter into new leases of real property or to renew or amend existing Citizens Leases prior to the Closing Date.

          4.4.5     REAL PROPERTY.
                    -------------

          (a) Citizens does not own any interest in any real property (other than as lessee) except as set forth in the Citizens Disclosure Memorandum (such properties being referred to herein as "Citizens Realty"). Except as disclosed in the Citizens Disclosure Memorandum, Citizens has good title to the Citizens Realty and the titles to the Citizens Realty are covered by title insurance policies providing coverage in the amount of the original purchase price, true, correct and complete copies of which have been or will be furnished to Premier. Citizens has not encumbered the Citizens Realty since the effective dates of the respective title insurance policies.

          (b) Except as set forth in the Citizens Disclosure Memorandum, the interests of Citizens in the Citizens Realty and in and under each of the Citizens Leases are free and clear of any and all liens and encumbrances and are subject to no present claim, contest, dispute, action or, to the knowledge of Citizens, threatened action at law or in equity.

          (c) The present and past use and operations of, and improvements upon, the Citizens Realty and all real properties leased by Citizens (the "Citizens Leased Real Properties") are in compliance in all material respects with all applicable building, fire, zoning and other applicable laws, ordinances and regulations and with all deed restrictions of record, no notice of any violation or alleged violation thereof has been received, and to the knowledge of Citizens there are no proposed changes therein that would affect the Citizens Realty, the Citizens Leased Real Properties or their uses.

          (d) Except as set forth in the Citizens Disclosure Memorandum, no rent has been paid in advance and no security deposit has been paid by, nor is any brokerage commission payable by or to, Citizens with respect to any Lease pursuant to which it is lessor or lessee.

          (e) Citizens is not aware of any proposed or pending change in the zoning of, or of any proposed or pending condemnation proceeding with respect to, any of the Citizens Realty or the Citizens Leased Real Properties which may adversely affect the Citizens Realty or the Citizens Leased Real Properties or the current or currently contemplated use thereof.

          (f) The buildings and structures owned, leased or used by Citizens are, taken as a whole, in good operating order (except for ordinary wear and tear), usable in the ordinary course of business, and are sufficient and adequate to carry on the business and affairs of Citizens.

     4.5  EMPLOYEES AND BENEFITS.
          ----------------------

          4.5.1     DIRECTORS OR OFFICERS OF OTHER CORPORATIONS.  Except as set
                    -------------------------------------------
forth in the Citizens Disclosure Memorandum, no director, officer, or employee of Citizens serves, or in the past five years has served, as a director or officer of any other corporation on behalf of or as a designee of Citizens or any of its subsidiaries.

          4.5.2     EMPLOYEE BENEFITS.
                    -----------------

          (a) Except as set forth in the Citizens Disclosure Memorandum, Citizens does not provide and is not obligated to provide, directly or indirectly, any benefits for employees, including, without limitation, any pension, profit sharing, stock option, retirement bonus, hospitalization, medical, insurance, vacation or other employee benefits under any practice, agreement or understanding.

          (b) The Citizens Disclosure Memorandum lists separately any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, "ERISA Plans"). True, correct and complete copies of all ERISA Plans and, to the extent applicable, all related trust agreements, insurance contracts, summary plan descriptions, Internal Revenue Service determination letters and filings, the past three years of actuarial reports and valuations, annual reports and Form 5500 filings (including attachments), and any other related documents requested by Premier or its counsel have been, or prior to the Closing Date will be, made available to Premier.

          (c) Citizens is not currently and has never been in the past required to contribute to a multi-employer plan as defined in Section 3(37)(A) of ERISA. Citizens does not maintain or contribute to, nor within the past six years has it maintained or contributed to, an employee pension benefit plan as defined in
Section 3(2) of ERISA that is or was subject to Title IV of ERISA.

          (d) Each ERISA Plan has been operated and administered in all material respects in accordance with, and has been amended to comply with (unless such amendment is not yet required), all applicable laws, rules and regulations, including, without limitation, ERISA, the Internal Revenue Code of 1986, as amended ("Code"), and the regulations issued under ERISA and the Code. With respect to each ERISA Plan, other than routine claims for benefits submitted in the ordinary course of the benefits process, no litigation or administrative or other proceeding is pending or, to the knowledge of Citizens, threatened involving such ERISA Plan or any of its fiduciaries. With respect to each ERISA Plan, neither Citizens nor any of its directors, officers, employees or agents, nor to Citizens' knowledge, any "party in interest" or "disqualified person" (as such terms are defined in Section 3(14) of ERISA and Section 4975 of the Code) has been engaged in or been a party to any transaction relating to the ERISA Plan which would constitute a breach of fiduciary duty under ERISA or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code), unless such transaction is specifically permitted under Sections 407 or 408 of ERISA, Section 4975 of the Code or a class or administrative exemption issued by the Department of Labor. Each ERISA Plan that is a group health plan within the meaning of
Section 607(l) of ERISA and Section 4980B of the Code is in compliance with the continuation coverage requirements of Section 501 of ERISA and Section 4980B of the Code.

          (e) Of the ERISA Plans, the "employee pension benefit plans" within the meaning of Section 3(2) of ERISA (collectively, the "Employee Pension Benefit Plans") are separately identified on the Citizens Disclosure Memorandum. With respect to each Employee Pension Benefit Plan, except as set forth on the Citizens Disclosure Memorandum: (i) such Employee Pension Benefit Plan constitutes a qualified plan within the meaning of Section 401(a) of the Code and the trust is exempt from federal income tax under Section 501(a) of the Code; (ii) all contributions required by such plan have been made; and (iii) no termination, partial termination or discontinuance of contributions has occurred without a determination by the IRS that such action does not affect the tax-qualified status of such plan.

          (f) As of the Closing Date, with respect to each ERISA Plan, Citizens will have provided adequate reserves, or insurance or qualified trust funds, to provide for all payments and contributions required, or reasonably expected to be required, to be made under the provisions of such ERISA Plan or required to be made under applicable laws, rules and regulations, with respect to any period prior to the Closing Date to the extent reserves are required under GAAP, based on an actuarial valuation satisfactory to the actuaries of Citizens representing a projection of claims expected to be incurred under such ERISA Plan.

          (g) Except as set forth in the Citizens Disclosure Memorandum, Citizens does not provide and has no obligation to provide benefits, including, without limitation, death, health or medical benefits (whether or not insured) with respect to current or former employees of Citizens beyond their retirement or other termination of service with Citizens other than (i) coverage mandated by applicable law, (ii) benefits under the Employee Pension Benefit Plans, or
(iii) benefits the full cost of which is borne by the current or former employee or his beneficiary.

          (h) Except as set forth in the Citizens Disclosure Memorandum, neither this Agreement nor any transaction contemplated hereby will (i) entitle any current or former employee, officer or director of Citizens to severance pay, unemployment compensation or any similar or other payment, or (ii) accelerate the time of payment or vesting of, or increase the amount of compensation or benefits due any such employee, officer or director.

          4.5.3     LABOR-RELATED MATTERS.  Except as described in the Citizens
                    ---------------------
Disclosure Memorandum, Citizens is not, and has not been, a party to any collective bargaining agreement or agreement of any kind with any union or labor organization or to any agreement with any of its employees which is not terminable at will or upon ninety (90) days notice at the election of, and without cost or penalty to, Citizens. Citizens has not received at any time in the past five (5) years, any demand for recognition from any union, and no attempt has been made, or will have been made as of the Closing Date, to organize any of its employees. Citizens has complied in all material respects with all obligations under the National Labor Relations Act, as amended, the Age

Discrimination in Employment Act, as amended, and all other federal, state and local labor laws and regulations applicable to employees. There are no unfair labor practice charges pending or threatened against Citizens, and there are, and in the past three (3) years there have been, no charges, complaints, claims or proceedings, no slowdowns or strikes pending or threatened against, or involving, as the case may be, Citizens with respect to any alleged violation of any legal duty (including but not limited to any wage and hour claims, employment discrimination claims or claims arising out of any employment relationship) by Citizens as to any of its employees or as to any person seeking employment therefrom, and no such violations exist.

          4.5.4     RELATED PARTY TRANSACTIONS.  Except for (a) loans and
                    --------------------------
extensions of credit made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by Citizens with other persons who are not affiliated with Citizens, and which do not involve more than the normal risk of repayment or present other unfavorable features, (b) deposits, all of which are on terms and conditions identical to those made available to all customers of Citizens at the time such deposits were entered into, and (c) transactions specifically described in the Citizens Disclosure Memorandum, there are no contracts with or commitments to present or former five percent (5%) or greater shareholders, directors, officers, or employees involving the expenditure after December 31, 1991 of more than $60,000 as to any one individual, including with respect to any business directly or indirectly controlled by any such person, or $100,000 for all such contracts or commitments in the aggregate for all such individuals (other than contracts or commitments relating to services to be performed by any officer, director or employee as a currently-employed employee of Citizens).

     4.6  OTHER MATTERS.
          -------------

          4.6.1     REGULATORY REPORTS.  Citizens will make available to Premier
                    ------------------
for review and inspection all applications, reports or other documents filed by it for each of its past three full fiscal years with any regulatory or governmental agencies. All of such applications, reports and other documents have been prepared in accordance with applicable rules and regulations of the regulatory agencies with which they were filed.

          4.6.2     APPROVALS, CONSENTS AND FILINGS.  Except for the approval of
                    -------------------------------
the Federal Reserve and the Department of Banking, or as set forth in the Citizens Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will (a) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Citizens, or any of Citizens' assets.

          4.6.3     DEFAULT.
                    -------

          (a) Except for those consents described in or set forth pursuant to
Section 4.6.2 above, neither the execution of this Agreement nor the consummation of the transactions contemplated herein (i) constitutes a breach of or default under any contract or commitment to which

Citizens is a party or by which Citizens or its properties or assets are bound,
(ii) does or will result in the creation or imposition of any security interest, lien, encumbrance, charge, equity or restriction of any nature whatsoever in favor of any third party upon any assets of Citizens, or (iii) constitutes an event permitting termination of any agreement or the acceleration of any indebtedness of Citizens.

          (b) Citizens is not in default under its articles of incorporation or bylaws or under any term or provision of any security deed, mortgage, indenture or security agreement or of any other contract or instrument to which Citizens is a party or by which it or any of its property is bound.

          4.6.4     Representations and Warranties.  No representation or
                    ------------------------------
warranty contained in this Article IV or in any written statement delivered by or at the direction of Citizens pursuant hereto or in connection with the transactions contemplated hereby contains or shall contain any untrue statement, nor shall such representations and warranties taken as a whole omit any statement necessary in order to make any statement not misleading. Copies of all documents that have been or will be furnished to Premier in connection with this Agreement or pursuant hereto are or shall be true, correct and complete.


                                   ARTICLE V
                                   ---------

                CONDUCT OF BUSINESS OF CITIZENS PENDING CLOSING
                -----------------------------------------------

     Except as expressly otherwise provided herein, Citizens covenants and agrees .that, without the prior written consent of Premier, between the date hereof and the Closing Date:

     5.1  CONDUCT OF BUSINESS.  Citizens will conduct its business only in the
          -------------------
ordinary course, without the creation of any indebtedness for borrowed money (other than deposit and similar accounts and customary credit arrangements between banks in the ordinary course of business).

     5.2  MAINTENANCE OF PROPERTIES.  Citizens will maintain its properties and
          -------------------------
assets in good operating condition, ordinary wear and tear excepted.

     5.3  INSURANCE.  Citizens will maintain and keep in full force and effect
          ---------
all of the insurance referred to in Section 4.3.4 hereof or other insurance equivalent thereto in all material respects.

     5.4  CAPITAL STRUCTURE.  No change will be made in the authorized or issued
          -----------------
capital stock or other securities of Citizens, and Citizens will not issue or grant any right or option to purchase or otherwise acquire any of the capital stock or other securities of Citizens.

     5.5  DIVIDENDS.  Except for a dividend in the amount of $.20 per share to
          ---------
be paid in the third quarter of 1997 and $.20 per share for any quarter thereafter until the Closing Date, no other dividend, distribution or payment will be declared or made in respect to the Citizens Stock, and Citizens will not, directly or indirectly, redeem, purchase or otherwise acquire any of its capital stock.

     5.6  AMENDMENT OF ARTICLES; CORPORATE EXISTENCE.  Citizens will not amend
          ------------------------------------------
its Articles of Incorporation or bylaws, and Citizens will maintain its corporate existence and powers.

     5.7  NO ACQUISITIONS.  Citizens shall not acquire by merging or
          ---------------
consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other entity or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to it.

     5.8  NO DISPOSITIONS.  Citizens will not sell, mortgage, lease, buy or
          ---------------
otherwise acquire, transfer or dispose of any real property or interest therein (except for sales in the ordinary course of business) and Citizens will not, except in the ordinary course of business, sell or transfer, mortgage, pledge, or subject to any lien, charge or other encumbrance any other tangible or intangible asset.

     5.9  CONTRACTS.  Except for renewals of existing contracts in effect as of
          ---------
the date hereof, or entering into a contract for the purpose of substituting a vendor under any such existing contract, Citizens will not enter into any contract of the kind described in Section 4.4.1 hereof

     5.10 BOOKS AND RECORDS.  The books and records of Citizens will be
          -----------------
maintained in the usual, regular and ordinary course.

     5.11 ADVICE OF CHANGES.  Citizens shall promptly advise Premier orally and
          -----------------
in writing of any change or event having, or which the Citizens Management believes could have, a material adverse effect on the assets, liabilities, business, operations or financial condition of Citizens.

     5.12 INCUR ADDITIONAL DEBT.  Citizens shall not incur any debt obligations
          ---------------------
or other obligations for borrowed money in excess of an aggregate of $100,000 (for Citizens on a consolidated basis) except in the ordinary course of business of Citizens and Citizens Bank consistent with past practices (which included for Citizens Bank creation of deposit liabilities, purchase of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank and entry into and repurchase of agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition on any asset of Citizens or Citizens Bank of any lien or permit any such lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, Federal Home Loan Bank advances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Citizens Disclosure Memorandum).

     5.13 ADOPT NEW BENEFIT PLAN.  Neither Citizens nor Citizens Bank shall
          ----------------------
adopt any new employee benefit plan or make any material change in or to any existing employee benefit plan other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan.

     5.14 CHANGE IN TAX OR ACCOUNTING METHOD.  Neither Citizens nor
          ----------------------------------
Citizens Bank shall make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws, regulatory accounting requirements or GAAP.

     5.15 LITIGATION.  Neither Citizens nor Citizens Bank shall commence any
          ----------
litigation other than in accordance with past practice, settle any litigation involving any liability of Citizens or Citizens Bank for money damages in excess of $50,000 or which imposes material restrictions upon the operations of Citizens or Citizens Bank.


                                   ARTICLE VI
                                   ----------

                   REPRESENTATIONS AND WARRANTIES OF PREMIER
                   -----------------------------------------

     As an inducement to Citizens to enter into this Agreement and to consummate the transactions contemplated hereby, Premier represents, warrants, covenants and agrees as follows:

     6.1  PREMIER DISCLOSURE MEMORANDUM.  On or before June 27, 1997, Premier
          -----------------------------
will deliver to Citizens a final disclosure memorandum (the "Premier Disclosure Memorandum") containing certain information regarding Premier as indicated at various places in this Agreement. All information set forth in the Premier Disclosure Memorandum or in documents incorporated by reference in the Premier Disclosure Memorandum is true, correct and complete, does not omit to state any fact necessary in order to make the statements therein not misleading, and shall be deemed for all purposes of this Agreement to constitute part of the representations and warranties of Premier under this Article VI. The information contained in the Premier Disclosure Memorandum shall be deemed to be part of and qualify all representations and warranties contained in this Article VI and the covenants in Article VII to the extent applicable. All information in each of the documents and other writings furnished to Citizens pursuant to this Agreement or the Premier Disclosure Memorandum is or will be true, correct and complete and does not and will not omit to state any fact necessary in order to make the statements therein not misleading. Premier shall promptly provide Citizens with written notification of any event, occurrence or other information necessary to maintain the Premier Disclosure Memorandum and all other documents and writings furnished to Citizens pursuant to this Agreement as true, correct and complete in all material respects at all times prior to and including the Closing.

     6.2  CORPORATE AND FINANCIAL.
          -----------------------

          6.2.1     AUTHORITY.  Subject to the approval of various state and
                    ---------
federal regulators, the execution, delivery and performance of this Agreement and the other transactions contemplated or required in connection herewith will not, with or without the giving of notice or the passage of time, or both, (a) violate any provision of federal or state law applicable to Premier, the violation of which could be reasonably expected to have a material adverse effect on the business, operations, properties, assets, financial condition or prospects of Premier; (b) violate any provision of the articles of incorporation or bylaws of Premier; (c) conflict with or result in a breach of any provision of, or termination of, or constitute a default under any instrument, license, agreement, or commitment to which Premier is a party, which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, properties, assets, financial condition or prospects of Premier; or (d) constitute a violation of any order, judgment or decree to which Premier is a party, or by which Premier or any of its assets or properties are bound. Assuming this Agreement constitutes the valid and binding obligation of Citizens, this Agreement constitutes the valid and binding obligation of Premier, and is enforceable in accordance with its terms, except as limited by laws affecting creditors' rights generally and by the discretion of courts to compel specific performance.

          6.2.2     CORPORATE STATUS.  Premier is a business corporation duly
                    ----------------
organized, validly existing and in good standing under the laws of the State of Georgia and has no direct or indirect subsidiaries, which are material to Premier, other than Premier Bank, a Georgia banking corporation, Central and Southern Bank of Georgia, a Georgia banking corporation, Premier Bank FSB, a federally chartered savings bank, Central and Southern Bank of North Georgia, FSB, a federally chartered savings bank, Premier Lending Corporation, a Georgia business corporation, and Alliance Finance, Inc., a Georgia business corporation (collectively, the "Premier Subsidiaries"). Premier Bank and Central and Southern Bank of Georgia are banking corporations duly organized, validly existing and in good standing under the laws of the State of Georgia. Premier Bank FSB and Central and Southern Bank of North Georgia, FSB are savings banks, duly organized, validly existing and in good standing under the laws of the United States. Premier Lending Corporation and Alliance Finance, Inc. are business corporations duly organized, validly existing and in good standing under the laws of the United States. Premier and the Premier Subsidiaries have all requisite corporate power and authority and are entitled to own or lease their respective properties and to carry on their respective businesses in the places where such properties are now owned, leased or operated and such businesses are now conducted.

          6.2.3     CAPITAL STRUCTURE.
                    -----------------

          (a) Premier has an authorized capital stock consisting solely of 20,000,000 shares of common stock, par value $1.00 per share, of which 7,913,235 shares are issued and outstanding as of the date hereof. All of the issued and outstanding shares of Premier Stock and the Premier Subsidiaries capital stock (the "Premier Subsidiaries Stock") are duly and validly issued, fully paid and nonassessable and were offered, issued and sold in compliance with all applicable federal or state securities laws. No person has any right of rescission or claim for damages under federal or state securities laws with respect to the issuance of shares of Premier Stock or any of the shares of Premier Subsidiaries Stock previously issued. None of the shares of Premier Subsidiaries Stock has been issued in violation of the preemptive or other rights of any shareholder of Premier. None of the shares of the Premier Subsidiaries Stock was issued in violation of the preemptive or other rights of any shareholder of the Premier Subsidiaries. All of the issued and outstanding shares of the Premier

Subsidiaries Stock, other than twenty percent (20%) of the issued and outstanding shares of Alliance Finance, Inc., are owned by Premier.

          (b) Except for the shares issuable upon the exercise of stock options (the "Stock Options") and as set forth in the Premier Disclosure Memorandum, Premier does not have outstanding any securities which are either by their terms or by contract convertible or exchangeable into Premier Stock, or any other securities or debt, of Premier, or any preemptive or similar rights to subscribe for or to purchase, or any options or warrants or agreements or understandings for the purchase or the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or securities convertible into its capital stock. Premier is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register, any shares of its capital stock.

          (c) There is no agreement, arrangement or understanding to which Premier is a party restricting or otherwise relating to the transfer of any shares of Premier Stock.

          (d) All shares of common stock or other capital stock, or any other securities or debt, of Premier, which have been purchased or redeemed by Premier have been purchased or redeemed in accordance with all applicable federal, state and local laws, rules, and regulations, including, without limitation, all federal and state securities laws and rules and regulations of any securities exchange or system on which such stock, securities or debt are, or at such time were, traded, and no such purchase or redemption has resulted or will, with the giving of notice or lapse of time, or both, result in a default or acceleration of the maturity of, or otherwise modify, any agreement, note, mortgage, bond, security agreement, loan agreement or other contract or commitment of Premier.

          6.2.4     CORPORATE RECORDS.  The stock records and minute books of
                    -----------------
Premier, whether heretofore or hereafter furnished or made available to Citizens by Premier, (a) fully and accurately reflect all issuances, transfers and redemptions of the Common Stock, (b) correctly show the record addresses and the number of shares of such stock issued and outstanding on the date hereof held by the shareholders of Premier, (c) correctly show all corporate action taken by the directors and shareholders of Premier (including actions taken by consent without a meeting) and (d) contain true and correct copies or originals of the respective Articles of Incorporation and all amendments thereto, bylaws as amended and currently in force, and the minutes of all meetings or consent actions of its directors and shareholders. No resolutions, regulations or bylaws have been passed, enacted, consented to or adopted by such directors or shareholders except those contained in the minute books. All corporate records have been maintained in accordance with all applicable statutory requirements and are complete and accurate.

          6.2.5     TAX RETURNS; TAXES.
                    ------------------

          (a) Premier has duly filed or will file when due (i) all required federal and state tax returns and reports, and (ii) all required returns and reports of other governmental units having jurisdiction with respect to taxes imposed upon its income, properties, revenues, franchises, operations or other assets or taxes imposed which might create a lien or encumbrance on any of such assets or affect adversely its business or operations. Such returns or reports are, and when filed will be, true, complete and correct, and Premier has paid, or will pay with respect to returns or reports not yet filed because not yet due, to the extent such taxes or other governmental charges have become due, all taxes and other governmental charges set forth in such returns or reports. All federal, state and local taxes and other governmental charges paid or payable by Premier have been paid, or have been accrued or reserved on its books in accordance with GAAP applied on a basis consistent with prior periods. Adequate reserves for the payment of taxes have been established on the books of Premier for all periods through the date hereof, whether or not due and payable and whether or not disputed. Until the Closing Date, Premier shall continue to reserve sufficient funds for the payment of expected tax liabilities in accordance with GAAP applied on a basis consistent with prior periods. Premier has not received any notice of a tax deficiency or assessment of additional taxes of any kind and, to the knowledge of the officers of Premier (collectively, "Premier Management"), there is no threatened claim against Premier, or any basis for any such claim, for payment of any additional federal, state, local or foreign taxes for any period prior to the date of this Agreement in excess of the accruals or reserves with respect to any such claim shown in the 1996 Premier Financial Statements described in
Section 6.2.6 below or disclosed in the notes with respect thereto. There are no waivers or agreements by Premier for the extension of time for the assessment of any taxes. The federal income tax returns of Premier have not been examined by the Internal Revenue Service for any period since January 1, 1993.

          (b) Except as set forth in the Premier Disclosure Memorandum, proper and accurate amounts have been withheld by Premier from its employees for all periods in full and complete compliance with the tax withholding provisions of applicable federal, state and local tax laws, and proper and accurate federal, state and local tax returns have been filed by Premier for all periods for which returns were due with respect to withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full.

          6.2.6     FINANCIAL STATEMENTS AND PRO FORMA INFORMATION.  Premier has
                    ----------------------------------------------
delivered to Citizens true, correct and complete copies of (i) the audited financial statements of Premier for the years ended December 31, 1994, 1995 and 1996, including balance sheets, statements of income, statements of shareholders' equity, statements of cash flows and related notes (the audited financial statements for the year ended December 31, 1996 being referred to as the "1996 Premier Financial Statements"); (ii) unaudited financial statements of Premier for the period ended March 31, 1997, including a balance sheet, statement of income and related notes; and (iii) unaudited proforma financial statements dated March 31, 1997, reflecting the merger with the Central and Southern Holding Company ("Central") in connection with Premier's shareholder meeting on June 16, 1997 (the "Pro Forma Financial Statements"). All of such financial statements have been prepared in accordance with GAAP consistently applied and present fairly the assets, liabilities and financial condition of Premier as of the dates indicated therein and the results of its operations for the respective periods then ended.

          6.2.7     REGULATORY REPORTS.  Premier has made available to Citizens
                    ------------------
for review and inspection the year-end Report of Condition and year-end Report of Income and Dividends as filed by the Premier banking and thrift subsidiaries with the FDIC and the Office of Thrift Supervision, as applicable, for each of the three years ended December 31, 1996, 1995 and 1994, together with all such other reports filed for the same three-year period with the FDIC, and the Department of Banking, and other applicable regulatory agencies and the Form F.R. Y-6 filed by Premier with the Federal Reserve for each of the three years ended December 31, 1996, 1995 and 1994 (collectively, the "Premier Reports"). All of the Premier Reports, as amended, have been prepared in accordance with applicable rules and regulations applied on a basis consistent with prior periods and contain in all material respects all information required to be presented therein in accordance with such rules and regulations.

          6.2.8     ACCOUNTS. Premier has made available to Citizens a list of
                    --------
each and every bank and other institution in which Premier maintains an account or safety deposit box, the account numbers, and the names of all persons who are presently authorized to draw thereon, have access thereto or give instructions regarding distribution of funds or assets therein.

          6.2.9     NOTES AND OBLIGATIONS.
                    ---------------------

          (a) Except as set forth in the Premier Disclosure Memorandum or as provided for in the loss reserve described in subsection (b) below, all notes receivable or other obligations owned by Premier or due to it shown in the 1996 Premier Financial Statements and any such notes receivable and obligations on the date hereof and on the Closing Date are and will be genuine, legal, valid and collectible obligations of the respective makers thereof and are not and will not be subject to any offset or counterclaim. Except as set forth in subsection (b) below, all such notes and obligations are evidenced by written agreements, true and correct copies of which will be made available to Citizens for examination prior to the Closing Date. All such notes and obligations were entered into by Premier in the ordinary course of its business and in compliance with all applicable laws and regulations.

          (b) Premier has established a loss reserve in the 1996 Premier Financial Statements and as of the date of this Agreement and will establish a loan loss reserve as of the Closing Date which is adequate within the meaning of GAAP and applicable regulatory requirements or guidelines to cover anticipated losses which might result from such items as the insolvency or default of borrowers or obligors on such loans or obligations, defects in the notes or evidences of obligation (including losses of original notes or instruments), offsets or counterclaims properly chargeable to such reserve, or the availability of legal or equitable defenses which might preclude or limit the ability of Premier to enforce the note or obligation, and the representations set forth in subsection (a) above are qualified in their entirety by the aggregate of such loss reserve. Except as described in the Premier Disclosure Memorandum, at the Closing Date, the ratio of the loss reserve, established on such date in good faith by Premier, to total loans outstanding at such time shall not exceed the ratio of the loan loss reserve to the total loans outstanding as reflected in the 1996 Premier Financial Statements, established on or before such date in good faith by Premier, in accordance with GAAP.

          6.2.10    LIABILITIES.  Premier has no debt, liability or obligation
                    -----------
of any kind required to be shown pursuant to GAAP on the consolidated balance sheet of Premier, whether accrued, absolute, known or unknown, contingent or otherwise, including, but not limited to (a) liability or obligation on account of any federal, state or local taxes or penalty, interest or fines with respect to such taxes, (b) liability arising from or by virtue of the distribution, delivery or other transfer or disposition of goods, personal property or services of any type, kind or variety, (c) unfunded liabilities with respect to any pension, profit sharing or employee stock ownership plan, whether operated by Premier or any other entity covering employees of Premier, or (d) environmental liabilities, except (i) those reflected in the 1996 Premier Financial Statements, and (ii) as disclosed in the Premier Disclosure Memorandum.

          6.2.11    ABSENCE OF CHANGES.  Except as specifically provided for in
                    ------------------
this Agreement or specifically set forth in the Premier Disclosure Memorandum, since December 31, 1996:

          (a) there has been no change in the business, assets, liabilities, results of operations or financial condition of Premier, or in any of its relationships with customers, employees, lessors or others, other than changes in the ordinary course of business, none of which individually or in the aggregate has had, or which the Premier Management believes may have, a material adverse effect on such businesses or properties;

          (b) there has been no material damage, destruction or loss to the assets, properties or business of Premier, whether or not covered by insurance, which has had, or which the Premier Management believes may have, an adverse effect thereon;

          (c) the business of Premier has been operated in the ordinary course, and not otherwise;

          (d) the properties and assets of Premier used in its business have been maintained in good order, repair and condition, ordinary wear and tear excepted;

          (e) the books, accounts and records of Premier have been maintained in the usual regular and ordinary manner;

          (f) there has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the capital stock of Premier;

          (g) there has been no increase in the compensation or in the rate of compensation or commissions payable or to become payable by Premier to any director or executive officer, or to any employee earning $35,000 or more per annum, or any general increase in the compensation or in the rate of compensation payable or to become payable to employees of Premier earning less than $35,000 per annum ("general increase" for the purpose hereof meaning any increase generally applicable to a class or group of employees, but not including increases granted to individual employees for merit, length of service, change in position or responsibility or other reasons applicable to specific employees and not generally to a class or group thereof), or any director, officer, or employee hired at a salary in excess of $35,000 per annum, or any increase in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any employee;

          (h) there has been no change in the articles of incorporation or bylaws of Premier;

          (i) there has been no labor dispute, unfair labor practice charge or employment discrimination charge, nor, to the knowledge of Premier, any organizational effort by any union, or institution or threatened institution of any effort, complaint or other proceeding in connection therewith, involving Premier or affecting its operations;

          (j) there has been no issuance, sale, repurchase, acquisition, or redemption by Premier of any of its capital stock, bonds, notes, debt or other securities, and there has been no modification or amendment of the rights of the holders of any outstanding capital stock, bonds, notes, debt or other securities thereof;

          (k) there has been no mortgage, lien or other encumbrance or security interest (other than liens for current taxes not yet due or purchase money security interests arising in the ordinary course of business) created on or in (including without limitation, any deposit for security consisting of) any asset or assets of Premier or assumed by it with respect to any asset or assets;

          (l) there has been no indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred by Premier which would be required to be reflected on a balance sheet of Premier prepared as of the date hereof in accordance with GAAP applied on a consistent basis, except as incurred in the ordinary course of business;

          (m) no obligation or liability of Premier has been discharged or satisfied, other than in the ordinary course of business;

          (n) there have been no sales, transfers or other dispositions of any asset or assets of Premier, other than sales in the ordinary course of business;

          (o) there has been no amendment, termination or waiver of any right of Premier under any contract or agreement or governmental license, permit or permission which has had or may have an adverse effect on its business or properties; and

          (p) Premier has not taken any action or failed to take any action prior to the date of this Agreement which would represent or result in a material breach or violation of any of the covenants and agreements of Premier provided in this Agreement.

          6.2.12    LITIGATION AND PROCEEDINGS.  Except as set forth on the
                    --------------------------
Premier Disclosure Memorandum, there are no actions, decrees, suits, counterclaims, claims, proceedings or governmental actions or investigations, pending or, to the knowledge of Premier, threatened against, by or affecting Premier, or any officer, director, employee or agent in such person's capacity as an officer, director, employee or agent of Premier or relating to the business or affairs of Premier, in any court or before any arbitrator or governmental agency, and no judgment, award, order or decree of any nature has been rendered against or with respect thereto by any agency, arbitrator, court, commission or other authority, nor does Premier have any unasserted contingent liabilities which might have an adverse effect on its assets or on the operation of its businesses or which might prevent or impede the consummation of the transactions contemplated by this Agreement.

          6.2.13    PROXY MATERIALS.  Neither the Proxy Materials nor other
                    ---------------
materials furnished by Premier to the Premier's shareholders in connection with the transactions contemplated by this Agreement or the Merger Agreement, or in any amendments thereof or supplements thereto, will, at the times such documents are distributed to the holders of shares of Premier Stock and through the acquisition of shares of Premier Stock by Citizens pursuant to the Merger, contain with respect to Premier any untrue statement of a material fact or omit to state any information required to be stated therein or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made with respect to Premier, not misleading.

     6.3  BUSINESS OPERATIONS.
          -------------------

          6.3.1     CUSTOMERS.  Premier has no knowledge of any presently
                    ---------
existing facts which could reasonably be expected to result in the loss of any material borrower or depositor or in Premier's inability to collect amounts due therefrom or to return funds deposited thereby, except as set forth on the Premier Disclosure Memorandum.

          6.3.2     PERMITS; COMPLIANCE WITH LAW.
                    ----------------------------

          (a) Premier has all permits, licenses, approvals, authorizations and registrations under all federal, state, local and foreign laws required for Premier to own, lease or operate its Assets and to carry on its business as presently conducted, and all of such permits, licenses, approvals, authorizations and registrations are in full force and effect, and no suspension or cancellation of any of them is pending or, to the knowledge of Premier, threatened.

          (b) Premier has complied with all laws, regulations, and orders applicable to it or its business, except for any non-compliance which would not have a material adverse effect on Premier. The Premier Disclosure Memorandum contains a list of any known violations of such laws, regulations, ordinances or rules by any present officer, director, or employee of Premier which occurred since December 31, 1991, and which resulted in any order, proceeding, judgment or decree which would be required to be disclosed pursuant to Item 401(f) of Regulation S-K promulgated by the SEC if Premier had been subject to the reporting requirements under the 1933 Act or the Securities Exchange Act of 1934. No past violation of any such law, regulation, ordinance or rule has occurred which could impair the right or ability of Premier to conduct its business.

          (c) Except as set forth in the Premier Disclosure Memorandum, no notice or warning from any governmental authority with respect to any failure or alleged failure of Premier to comply in any respect with any law, regulation or order has been received, nor is any such notice or warning proposed or, to the knowledge of Premier, threatened.

          6.3.3     ENVIRONMENTAL.
                    -------------

          (a) Except as set forth in the Premier Disclosure Memorandum, Premier

               (i) has not caused or permitted, and has no knowledge of any claim regarding the environmental condition of the property or the generation, manufacture, use, or handling or the release or presence of, any hazardous substances or hazardous wastes, including petroleum, on, in, under or from any properties or facilities currently owned or leased by Premier or adjacent to any properties so owned or leased; and

               (ii) has complied in all material respects with, and has kept all records and made all filings or reports required by, and is otherwise in compliance with all applicable federal, state and local laws, regulations, orders, permits and licenses relating to the generation, treatment, manufacture, use, handling, release or presence of any hazardous substances or hazardous wastes, including petroleum and asbestos, on, in, under or from any properties or facilities currently owned or leased by Premier.

          (b) Except as set forth in the Premier Disclosure Memorandum, neither Premier nor any of its officers, directors, employees or agents, in the course of such individual's employment by Premier, has given advice with respect to, or participated in any respect in, the management or operation of any entity or concern whose business relates in any way to the generation, storage, handling, disposal, transfer, production, use or processing of hazardous substances or hazardous wastes, including petroleum, nor to Premier's knowledge has Premier foreclosed on any property on which there is a threatened release of any hazardous substances or hazardous wastes, including petroleum, or on which there has been such a release and full remediation has not been completed, or any property on which contained (non-released) hazardous substances or hazardous wastes, including petroleum, are or were located.

          (c) Except as set forth in the Premier Disclosure Memorandum, neither Premier, nor any of its officers, directors, employees, or agents, is aware of, has been told of, or has observed, the presence of any hazardous substance or hazardous wastes, including petroleum, on, in, under, or around property on which Premier holds a legal or security interest, in violation of, or creating liability under, federal, state, or local environmental statutes, regulations, or ordinances.

          (d) The term hazardous substances or hazardous waste does not include those substances which are normally and reasonably used in connection with the occupancy or operation of office buildings (such as cleaning fluids, and supplies normally used in the day to day operation of business offices).

          6.3.4     INSURANCE.  Premier has made available to Citizens a
                    ---------
complete list and description (including the expiration date, premium amount and coverage thereunder) of all policies of insurance and bonds presently maintained by, or providing coverage for, Premier or any of its officers, directors and employees, all of which are, and will be maintained through the Closing Date, in full force and effect, together with a complete list of all pending claims under any of such policies or bonds. All terms, obligations and provisions of each of such policies and bonds have been complied with, all premiums due thereon have been paid, and no notice of cancellation with respect thereto has been received. Except as set forth in the Premier Disclosure Memorandum, such policies and bonds provide adequate coverage to insure the properties and businesses of Premier and the activities of its officers, directors and employees against such risks and in such amounts as are prudent and customary. Premier will not as of the Closing Date have any liability for premiums or for retrospective premium adjustments for any period prior to the Closing Date. Premier has heretofore made, or will hereafter make, available to Citizens a true, correct and complete copy of each insurance policy and bond in effect since January 1, 1991 with respect to the business and affairs of Premier.

     6.4  PROPERTIES AND ASSETS.
          ---------------------

          6.4.1     Contracts and Commitments.  The Premier Disclosure
                    -------------------------
Memorandum contains a list identifying and briefly describing all written contracts, purchase orders, agreements, security deeds, guaranties or commitments to which Premier is a party or by which it may be bound involving the payment or receipt, actual or contingent, of more than $25,000 or having a term or requiring performance over a period of more than ninety (90) days. Each such contract, agreement, guaranty and commitment of Premier is in full force and effect and is valid and enforceable in accordance with its terms, and constitutes a legal and binding obligation of the respective parties thereto and is not the subject of any notice of default, termination, partial termination or of any ongoing, pending, completed or threatened investigation, inquiry or other proceeding or action that may give rise to any notice of default, termination or partial termination. Premier has complied in all material respects with the provisions of such contracts, agreements, guaranties and commitments. A true and complete copy of each such document has been or will be made available to Citizens for examination.

          6.4.2     LICENSES; INTELLECTUAL PROPERTY.  Premier has all patents,
                    -------------------------------
trademarks, trade names, service marks, copyrights, trade secrets and know-how reasonably necessary to conduct its business as presently conducted and, except as described in the Premier Disclosure Memorandum, Premier is not a party, either as licensor or licensee, to any agreement for any patent, process, trademark, service mark, trade name, copyright, trade secret or other confidential information and there are no rights of third parties with respect to any trademark, service mark, trade secrets, confidential information, trade name, patent, patent application, copyright, invention, device or process owned or used by Premier or presently expected to be used by either of them in the future. All patents, copyrights, trademarks, service marks, trade names, and applications therefor or registrations thereof, owned or used by Premier, are listed in the Premier Disclosure Memorandum.

Premier has complied with all applicable laws relating to the filing or registration of "fictitious names" or trade names.

          6.4.3     PERSONAL PROPERTY.  Premier has good and marketable title to
                    -----------------
all of its personalty, tangible and intangible, reflected in the 1996 Premier Financial Statements (except as since sold or otherwise disposed of by it in the ordinary course of business), free and clear of all encumbrances, liens or charges of any kind or character, except (i) those referred to in the notes to the 1996 Premier Financial Statements as securing specified liabilities (with respect to which no default exists or, to the knowledge of Premier, is claimed to exist), (ii) those described in the Premier Disclosure Memorandum and (iii) liens for taxes not due and payable.

          6.4.4     PREMIER LEASES.
                    --------------

          (a) All leases (the "Premier Leases") pursuant to which Premier is lessor or lessee of any real or personal property (such property, the "Premier Leased Property") are valid and enforceable in accordance with their terms; there is not under any Premier Leases any default or, to the knowledge of Premier, any claimed default by Premier, or event of default or event which with notice or lapse of time, or both, would constitute a default by Premier and in respect of which adequate steps have not been taken to prevent a default on its part from occurring.

          (b) The copies of the Premier Leases heretofore or hereafter furnished or made available by Premier to Citizens are true, correct and complete, and the Premier Leases have not been modified in any respect other than pursuant to amendments, copies of which have been concurrently delivered or made available to Citizens, and are in full force and effect in accordance with their terms.

          (c) Except as set forth in the Premier Disclosure Memorandum, there are no contractual obligations, agreements in principle or present plans for Premier to enter into new leases of real property or to renew or amend existing Premier Leases prior to the Closing Date.

          6.4.5     REAL PROPERTY.
                    -------------

          (a) Premier does not own any interest in any real property (other than as lessee) except as set forth in the Premier Disclosure Memorandum (such properties being referred to herein as "Premier Realty"). Except as disclosed in the Premier Disclosure Memorandum, Premier has good title to the Premier Realty and the titles to the Premier Realty are covered by title insurance policies providing coverage in the amount of the original purchase price, true, correct and complete copies of which have been or will be furnished to Citizens with the Premier Disclosure Memorandum. Premier has not encumbered the Premier Realty since the effective dates of the respective title insurance policies.

          (b) Except as set forth in the Premier Disclosure Memorandum, the interests of Premier in the Premier Realty and in and under each of the Premier Leases are free and clear of any and all liens and encumbrances and are subject to no present claim, contest, dispute, action or, to the knowledge of Premier, threatened action at law or in equity.

          (c) The present and past use and operations of, and improvements upon, the Premier Realty and all real properties leased by Premier (the "Premier Leased Real Properties") are in compliance in all material respects with all applicable building, fire, zoning and other applicable laws, ordinances and regulations and with all deed restrictions of record, no notice of any violation or alleged violation thereof has been received, and to the knowledge of Premier there are no proposed changes therein that would affect the Premier Realty, the Premier Leased Real Properties or their uses.

          (d) Except as set forth in the Premier Disclosure Memorandum, no rent has been paid in advance and no security deposit has been paid by, nor is any brokerage commission payable by or to, Premier with respect to any Premier Lease pursuant to which it is lessor or lessee.

          (e) Premier is not aware of any proposed or pending change in the zoning of, or of any proposed or pending condemnation proceeding with respect to, any of the Premier Realty or the Premier Leased Real Properties which may adversely affect the Premier Realty or the Premier Leased Real Properties or the current or currently contemplated use thereof.

          (f) The buildings and structures owned, leased or used by Premier are, taken as a whole, in good operating order (except for ordinary wear and tear), usable in the ordinary course of business, and are sufficient and adequate to carry on the business and affairs of Premier.

     6.5  EMPLOYEES AND BENEFITS.
          ----------------------

          6.5.1     DIRECTORS OR OFFICERS OF OTHER CORPORATIONS.  Except as set
                    -------------------------------------------
forth in the Premier Disclosure Memorandum, no director, officer, or employee of Premier serves, or in the past five years has served, as a director or officer of any other corporation on behalf of or as a designee of Premier or any of its subsidiaries.

          6.5.2     EMPLOYEE BENEFITS.
                    -----------------

          (a) Except as set forth in the Premier Disclosure Memorandum, Premier does not provide and is not obligated to provide, directly or indirectly, any benefits for employees, including, without limitation, any pension, profit sharing, stock option, retirement bonus, hospitalization, medical, insurance, vacation or other employee benefits under any practice, agreement or understanding.

          (b) The Premier Disclosure Memorandum lists separately any employee benefit plan within the meaning of Section 3(3) of ERISA (collectively, "ERISA Plans"). True, correct and complete copies of all ERISA Plans and, to the extent applicable, all related trust agreements, insurance contracts, summary plan descriptions, Internal Revenue Service determination letters and filings, the past three years of actuarial reports and valuations, annual reports and Form 5500 filings (including attachments), and any other related documents requested by Citizens or its counsel have been, or prior to the Closing Date will be, made available to Citizens.

          (c) Premier is not currently and has never been in the past required to contribute to a multi-employer plan as defined in Section 3(37)(A) of ERISA. Premier does not maintain or contribute to, nor within the past six years has it maintained or contributed to, an employee pension benefit plan as defined in
Section 3(2) of ERISA that is or was subject to Title IV of ERISA.

          (d) Each ERISA Plan has been operated and administered in all material respects in accordance with, and has been amended to comply with (unless such amendment is not yet required), all applicable laws, rules and regulations, including, without limitation, ERISA, the Code and the regulations issued under ERISA and the Code. With respect to each ERISA Plan, other than routine claims for benefits submitted in the ordinary course of the benefits process, no litigation or administrative or other proceeding is pending or, to the knowledge of Premier, threatened involving such ERISA Plan or any of its fiduciaries.
With respect to each ERISA Plan, neither Premier nor any of its directors, officers, employees or agents, nor to Premier's knowledge, any "party in interest" or "disqualified person" (as such terms are defined in Section 3(14) of ERISA and Section 4975 of the Code) has been engaged in or been a party to any transaction relating to the ERISA Plan which would constitute a breach of fiduciary duty under ERISA or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code), unless such transaction is specifically permitted under Sections 407 or 408 of ERISA,
Section 4975 of the Code or a class or administrative exemption issued by the Department of Labor. Each ERISA Plan that is a group health plan within the meaning of Section 607(l) of ERISA and Section 4980B of the Code is in compliance with the continuation coverage requirements of Section 501 of ERISA and Section 4980B of the Code.

          (e) Of the ERISA Plans, the "employee pension benefit plans" within the meaning of Section 3(2) of ERISA (collectively, the "Employee Pension Benefit Plans") are separately identified on the Premier Disclosure Memorandum. With respect to each Employee Pension Benefit Plan, except as set forth on the Premier Disclosure Memorandum: (i) such Employee Pension Benefit Plan constitutes a qualified plan within the meaning of Section 401(a) of the Code and the trust is exempt from federal income tax under Section 501(a) of the Code; (ii) all contributions required by such plan have been made; and (iii) no termination, partial termination or discontinuance of contributions has occurred without a determination by the IRS that such action does not affect the tax-qualified status of such plan.

          (f) As of the Closing Date, with respect to each ERISA Plan, Premier will have provided adequate reserves, or insurance or qualified trust funds, to provide for all payments and contributions required, or reasonably expected to be required, to be made under the provisions of such ERISA Plan or required to be made under applicable laws, rules and regulations, with respect to any period prior to the Closing Date to the extent reserves are required under GAAP, based on an actuarial valuation satisfactory to the actuaries of Premier representing a projection of claims expected to be incurred under such ERISA Plan.

          (g) Except as disclosed on the Premier Disclosure Memorandum, Premier does not provide and has no obligation to provide benefits, including, without limitation, death, health or medical benefits (whether or not insured) with respect to current or former employees of Premier beyond their retirement or other termination of service with Premier other than (i) coverage mandated by applicable law, (ii) benefits under the Employee Pension Benefit Plans, or (iii) benefits the full cost of which is borne by the current or former employee or his beneficiary.

          (h) Neither this Agreement nor any transaction contemplated hereby will (i) entitle any current or former employee, officer or director of Premier to severance pay, unemployment compensation or any similar or other payment, or
(ii) accelerate the time of payment or vesting of, or increase the amount of compensation or benefits due any such employee, officer or director.

          6.5.3     LABOR-RELATED MATTERS.  Except as described in the Premier
                    ---------------------
Disclosure Memorandum, Premier is not, and has not been, a party to any collective bargaining agreement or agreement of any kind with any union or labor organization or to any agreement with any of its employees which is not terminable at will or upon ninety (90) days notice at the election of, and without cost or penalty to, Premier. Premier has not received at any time in the past five (5) years, any demand for recognition from any union, and no attempt has been made, or will have been made as of the Closing Date, to organize any of its employees. Premier has complied in all material respects with all obligations under the National Labor Relations Act, as amended, the Age Discrimination in Employment Act, as amended, and all other federal, state and local labor laws and regulations applicable to employees. There are no unfair labor practice charges pending or threatened against Premier, and there are, and in the past three (3) years there have been, no charges, complaints, claims or proceedings, no slowdowns or strikes pending or threatened against, or involving, as the case may be, Premier with respect to any alleged violation of any legal duty (including but not limited to any wage and hour claims, employment discrimination claims or claims arising out of any employment relationship) by Premier as to any of its employees or as to any person seeking employment therefrom, and no such violations exist.

          6.5.4     RELATED PARTY TRANSACTIONS.  Except for (a) loans and
                    --------------------------
extensions of credit made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by Premier with other persons who are not affiliated with Premier, and which do not involve more than the normal risk of repayment or present other unfavorable features, (b) deposits, all of which are on terms and conditions identical to those made available to all customers of Premier at the time such deposits were entered into, and (c) transactions specifically described in the Premier Disclosure Memorandum, there are no contracts with or commitments to present or former five percent (5%) or greater shareholders, directors, officers, or employees involving the expenditure after December 31, 1991 of more than $60,000 as to any one individual, including with respect to any business directly or indirectly controlled by any such person, or $100,000 for all such contracts or commitments in the aggregate for all such individuals (other than contracts or commitments relating to services to be performed by any officer, director or employee as a currently-employed employee of Premier).

     6.6  OTHER MATTERS.
          -------------

          6.6.1     REGULATORY REPORTS.  Premier will make available to Citizens
                    ------------------
for review and inspection all applications, reports or other documents filed by it for each of its past three full fiscal years with any regulatory or governmental agencies. All of such applications, reports and other documents have been prepared in accordance with applicable rules and regulations of the regulatory agencies with which they were filed.

          6.6.2     APPROVALS, CONSENTS AND FILINGS.  Except for the approval of
                    -------------------------------
the Federal Reserve and the Department of Banking, or as set forth in the Premier Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will (a) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Premier, or any of Premier's assets.

          6.6.3     DEFAULT.
                    -------

          (a) Except for those consents described in or set forth pursuant to
Section 6.6.2 above, neither the execution of this Agreement nor consummation of the transactions contemplated herein (i) constitutes a breach of or default under any contract or commitment to which Premier is a party or by which Premier or its properties or assets are bound, (ii) does or will result in the creation or imposition of any security interest, lien, encumbrance, charge, equity or restriction of any nature whatsoever in favor of any third party upon any assets of Premier, or (iii) constitutes an event permitting termination of any agreement or the acceleration of any indebtedness of Premier.

          (b) Premier is not in default under its articles of incorporation or bylaws or under any term or provision of any security deed, mortgage, indenture or security agreement or of any other contract or instrument to which Premier is a party or by which it or any of its property is bound.

          6.6.4     REPRESENTATIONS AND WARRANTIES.  No representation or
                    ------------------------------
warranty contained in this Article VI or in any written statement delivered by or at the direction of Premier pursuant hereto or in connection with the transactions contemplated hereby contains or shall contain any untrue statement, nor shall such representations and warranties taken as a whole omit any statement necessary in order to make any statement not misleading. Copies of all documents that have been or will be furnished to Citizens in connection with this Agreement or pursuant hereto are or shall be true, correct and complete.

          6.6.5     PREMIER STOCK.  The shares of Premier Stock to be issued and
                    -------------
delivered to Citizens' shareholders pursuant to the terms of the Merger Agreement, when so issued and delivered, will be validly authorized and issued, fully paid and non-assessable, and no shareholder of Premier will have any preemptive rights with respect thereto.

                                  ARTICLE VII
                                  -----------

                 CONDUCT OF BUSINESS OF PREMIER PENDING CLOSING
                 ----------------------------------------------

     Except as expressly otherwise provided herein, Premier covenants and agrees that, without the prior written consent of Citizens, between the date hereof and the Closing Date:

     7.1  CONDUCT OF BUSINESS.  Premier will conduct its business only in the
          -------------------
ordinary course, without the creation of any indebtedness for borrowed money (other than deposit and similar accounts and customary credit arrangements between banks in the ordinary course of business).

     7.2  MAINTENANCE OF PROPERTIES.  Premier will maintain its properties and
          -------------------------
assets in good operating condition, ordinary wear and tear excepted

     7.3  INSURANCE.  Premier will maintain and keep in full force and effect
          ---------
all of the insurance referred to in Section 6.3.4 hereof or other insurance equivalent thereto in all material respects.

     7.4  CAPITAL STRUCTURE.  No change will be made in the authorized or issued
          -----------------
capital stock or other securities of Premier, and Premier will not issue or grant any right or option to purchase or otherwise acquire any of the capital stock or other securities of Premier.

     7.5  DIVIDENDS.  Except for quarterly dividends in the amount not to exceed
          ---------
$.10 per share, no other dividend, distribution or payment will be declared or made in respect to the Premier Stock.

     7.6  AMENDMENT OF ARTICLES; CORPORATE EXISTENCE.  Premier will not amend
          ------------------------------------------
its articles of incorporation or bylaws, and Premier will maintain its corporate existence and powers.

     7.7  NO ACQUISITIONS.  Premier shall not acquire by merging or
          ---------------
consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other entity or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to it.

     7.8  NO DISPOSITIONS.  Premier will not sell, mortgage, lease, buy or
          ---------------
otherwise acquire, transfer or dispose of any real property or interest therein (except for sales in the ordinary course of business) and Premier will not, except in the ordinary course of business, sell or transfer, mortgage, pledge or subject to any lien, charge or other encumbrance any other tangible or intangible asset.

     7.9  BOOKS AND RECORDS.  The books and records of Premier will be
          -----------------
maintained in the usual, regular and ordinary course.

     7.10 ADVICE OF CHANGES.  Premier shall promptly advise Citizens orally
          -----------------
and in writing of any change or event having, or which the Premier Management believes could have, a material adverse effect on the assets, liabilities, business, operations or financial condition of Premier.

     7.11 INCUR ADDITIONAL DEBT.  Premier shall not incur any debt obligations
          ---------------------
or other obligations for borrowed money in excess of an aggregate of $100,000 (for Premier on a consolidated basis) except in the ordinary course of business of Premier consistent with past practices (which included for Premier Subsidiaries, creation of deposit liabilities, purchase of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank and entry into and repurchase of agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition on any asset of Premier of any lien or permit any such lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, Federal Home Loan Bank advances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and liens in effect as of the date hereof that are disclosed in the Premier Disclosure Memorandum).

     7.12 ADOPT NEW BENEFIT PLAN.  Premier shall not adopt any new employee
          ----------------------
benefit plan or make any material change in or to any existing employee benefit plan other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan.

     7.13 CHANGE IN TAX OR ACCOUNTING METHOD.  Premier shall not make any
          ----------------------------------
significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or GAAP.

     7.14 LITIGATION.  Premier shall not commence any litigation other than in
          ----------
accordance with past practice, settle any litigation involving any liability of Premier for money damages in excess of $50,000 or which imposes material restrictions upon the operations of Premier.


                                  ARTICLE VIII
                                  ------------

                      CONDITIONS TO OBLIGATIONS OF PREMIER
                      ------------------------------------

     All of the obligations of Premier under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by Premier:

     8.1  VERACITY OF REPRESENTATIONS AND WARRANTIES.  The representations and
          ------------------------------------------
warranties of Citizens contained herein or in any certificate, schedule or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true in all material respects as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true in all material respects at and as of such time, except as a result of changes or events expressly permitted or contemplated herein.

     8.2  PERFORMANCE OF AGREEMENTS.  Citizens shall have performed and complied
          -------------------------
with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

     8.3  CERTIFICATES, RESOLUTIONS, OPINION.  Citizens shall have delivered to
          ----------------------------------
Premier:

          (a) a certificate executed by the President and Secretary of Citizens, dated as of the Closing Date, and certifying in such detail as Premier may reasonably request to the fulfillment of the conditions specified in Sections
8.1 and 8.2 hereof;

          (b) duly adopted resolutions of the Board of Directors and shareholders of Citizens certified by the Secretary thereof, dated the Closing Date, (i) authorizing and approving the execution of this Agreement (with respect to the directors of Citizens) and the Merger Agreement (with respect to the directors and shareholders of Citizens) and the consummation of the transactions contemplated herein and therein in accordance with their respective terms and (ii) authorizing all other necessary and proper corporate action to enable Citizens to comply with the terms hereof and thereof;

          (c) certificates of the valid existence of Citizens and the Citizens Bank under the laws of the State of Georgia, executed by the Secretary of State and the Department of Banking, respectively, and dated not more than five (5) business days prior to the Closing Date;

          (d) certificates from the appropriate public officials of the State of Georgia, dated not more than five (5) business days prior to the Closing Date, certifying that Citizens has filed all corporate tax returns required by the laws of such state and has paid all taxes shown thereon to be due;

          (e) an opinion of Porter Keadle Moore LLP, certified public accountants, to the effect that the Merger will be accounted for as a "pooling of interests," which opinion will be subject only to such qualifications, exceptions and factual assumptions as are satisfactory to Premier;

          (f) an opinion of Kilpatrick Stockton LLP, counsel for Citizens, dated the Closing Date, in the form attached hereto as Exhibit "E;" and
                                                 ----------

          (g) letters from each of the directors and officers of Citizens in substantially the form of Exhibit "D."
                          ----------

     8.4  SHAREHOLDER APPROVAL.  The Merger Agreement shall have been approved
          --------------------
by the vote of the holders of at least a majority of Citizens Stock and Premier
Stock.   The aggregate number of shares of Citizens Common Stock dissenting to the Merger shall not exceed 24,235 shares.

     8.5  REGULATORY APPROVALS.  Premier shall have received from any and all
          --------------------
governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement and the Merger Agreement, including, but not limited to the Federal Reserve and the Department of Banking, such consents, authorizations and approvals as are necessary for the consummation thereof and all applicable waiting or similar periods required by law shall have expired.

     8.6  EFFECTIVE REGISTRATION STATEMENT.  The Premier Registration Statement
          --------------------------------
shall have been declared effective by the SEC and no stop order shall have been entered with respect thereto.

     8.7  CERTIFICATE OF MERGER.  The Secretary of State of the State of Georgia
          ---------------------
shall have issued a Certificate of Merger with regard to the Merger in accordance with the provisions of the Georgia Business Corporation Code.

     8.8  PREMIER FAIRNESS OPINION.  Premier shall have received from Brown,
          ------------------------
Burke Capital Partners, Inc. a letter, dated not more than five (5) business days prior to the date of the Proxy Statement, to the effect that, in the opinion of such firm, the consideration to be paid to Citizens' shareholders in connection with the Merger is fair, from a financial point of view, to the shareholders of Premier.


                                   ARTICLE IX
                                   ----------

                     CONDITIONS TO OBLIGATIONS OF CITIZENS
                     -------------------------------------

     All of the obligations of Citizens under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by it:

     9.1  VERACITY OF REPRESENTATIONS AND WARRANTIES.  The representations and
          ------------------------------------------
warranties of Premier contained herein or in any certificate, schedule or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true in all material respects as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true in all material respects at and as of such time, except as a result of changes or events expressly permitted or contemplated herein.

     9.2  PERFORMANCE OF AGREEMENTS.  Premier shall have performed and complied
          -------------------------
with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

     9.3  CERTIFICATES, RESOLUTIONS, OPINION.  Premier shall have delivered to
          ----------------------------------
Citizens:

          (a) a certificate executed by the President and Secretary of Premier, dated the Closing Date, certifying in such detail as Citizens may reasonably request to the fulfillment of the conditions specified in Sections 9.1 and 9.2 hereof;

          (b) duly adopted resolutions of the Board of Directors of Premier, certified by the Secretary thereof, dated the Closing Date, (i) authorizing and approving the execution of this Agreement and the Merger Agreement on behalf of Premier, and the consummation of the transactions contemplated herein and therein in accordance with their respective terms, and (ii) authorizing all other necessary and proper corporate actions to enable Premier to comply with the terms hereof and thereof;

          (c) a certificate of the valid existence of Premier, under the laws of the State of Georgia executed by the Secretary of State of the State of Georgia, dated not more than five (5) business days prior to the Closing Date;

          (d) certificates from the appropriate public officials of the State of Georgia, dated not more than five (5) business days prior to the Closing Date, certifying that Premier has filed all corporate tax returns required by the laws of such state and has paid all taxes shown thereon to be due;

          (e) an opinion of Mauldin & Jenkins LLC, certified public accountants, to the effect that the Merger will be accounted for as a "pooling of interests," which opinion will be subject only to such qualifications, exceptions and factual assumptions as are satisfactory to Citizens; and

          (f) an opinion of Womble Carlyle Sandridge & Rice, PLLC, counsel for Premier, dated the Closing Date, in the form attached hereto as Exhibit "F."
                                                                ----------

     9.4  SHAREHOLDER APPROVAL.  The Merger Agreement shall have been approved
          --------------------
by the vote of the holders of at least a majority of Citizens Stock and Premier Stock. The aggregate number of shares of Citizens Common Stock dissenting to the Merger shall not exceed 24,235 shares.

     9.5  REGULATORY APPROVALS.  Any and all governmental authorities, bodies or
          --------------------
agencies having jurisdiction over the transactions contemplated by this Agreement and the Merger Agreement, including, but not limited to the Federal Reserve and the Department of Banking, shall have granted such consents, authorizations and approvals as are necessary for the consummation hereof and thereof, and all applicable waiting or similar periods required by law shall have expired.

     9.6  EFFECTIVE REGISTRATION STATEMENT.  The Premier Registration Statement
          --------------------------------
shall have been declared effective by the SEC and no stop order shall have been entered with respect thereto.

     9.7  TAX OPINION.  Citizens shall have received from Kilpatrick Stockton
          -----------
LLP its opinion, in form and substance reasonably satisfactory to Citizens, to the effect that:

          (1) The Merger and the issuance of shares of Premier Stock in connection therewith, as described herein and in the Merger Agreement, will constitute a tax-free reorganization under Section 368(a)(1)(A) of the Code;

          (2) Except for the recognition of gain as required by Section 302 of the Code with respect to the receipt by the holders of Citizens Stock of cash in lieu of fractional shares of Premier Stock and the recognition of gain as required by Section 356(a) of the Code upon exercise by a shareholder of his, her or its dissenters rights, no gain or loss will be recognized by holders of Citizens Stock upon the exchange of such stock solely for Premier Stock as a result of the Merger;

          (3) No gain or loss will be recognized by Citizens as a result of the Merger;

          (4) The aggregate tax basis of Premier Stock received by shareholders of Citizens pursuant to the Merger will be the same as the tax basis of the shares of Citizens Stock exchanged therefor decreased by any portion of such tax basis allocated to fractional shares of Premier Stock that are treated as redeemed by Premier; and

          (5) The holding period of the shares of Premier Stock received by the shareholders of Citizens will include the holding period of the shares of Citizens Stock exchanged therefor, provided that the stock of Citizens is held as a capital asset on the date of the consummation of the Merger.

     9.8  CERTIFICATE OF MERGER.  The Secretary of State of the State of Georgia
          ---------------------
shall have issued a Certificate of Merger with regard to the Merger in accordance with the provisions of the Georgia Business Corporation Code.

     9.9  CITIZENS FAIRNESS OPINION. Citizens shall have received from The
          ---------------------------
Carson Medlin Company a letter, dated not more than five (5) business days prior to the date of the Proxy Statement, to the effect that, in the opinion of such firm, the consideration to be paid to Citizens' shareholders in connection with the Merger is fair, from a financial point of view, to the shareholders of Citizens.


                                   ARTICLE X
                                   ---------

                           WARRANTIES, NOTICES, ETC.
                           -------------------------

     10.1 WARRANTIES.  All statements contained in any certificate or other
          ----------
instrument delivered by or on behalf of Citizens or Premier pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties hereunder by them. Unless the context otherwise requires, the representations and warranties required of Citizens shall be required to be made, and shall be considered made, on behalf of both Citizens and its subsidiary Citizens Bank, and the representations and warranties required of Premier, shall be required to be made, and shall be considered made, on behalf of Premier and the Premier Subsidiaries.

     10.2 SURVIVAL OF REPRESENTATIONS.  All representations, warranties,
          ---------------------------
covenants, and agreements made by either party hereto in or pursuant to this Agreement or in any instrument, exhibit, or certificate delivered pursuant hereto shall be deemed to have been material and to have been relied upon by the party to which made, but, except as set forth hereafter or specifically stated in this Agreement, such representations, warranties, covenants, and agreements shall expire and be of no further force and effect upon the consummation of the Merger; provided, however, that the following shall survive consummation of the Merger and the transactions contemplated hereby:

          (a) the opinions of counsel referred to in Sections 8.3(f) and 9.3(e) of this Agreement;

          (b) any intentional misrepresentation of any material fact made by either party hereto in or pursuant to this Agreement or in any instrument, document or certificate delivered pursuant hereto; and

          (c) the provisions of this Section 10 and the provisions contained in Sections 3.4, 3.6, 3.12, 3.13 and 11.13.

     10.3 NOTICES.  All notices or other communications required or permitted to
          -------
be given or made hereunder shall be in writing and delivered personally or sent by pre-paid, first class certified or registered mail, return receipt requested, or by facsimile transmission, to the intended recipient thereof at its address or facsimile number set out below. Any such notice or communication shall be deemed to have been duly given immediately (if given or made in person or by facsimile confirmed by mailing a copy thereof to the recipient in accordance with this Paragraph 10.3 on the date of such facsimile), or five days after mailing (if given or made by mail), and in proving same it shall be sufficient to show that the envelope containing the same was delivered to the delivery service and duly addressed, or that receipt of a facsimile was confirmed by the recipient as provided above. Either party may change the address to which notices or other communications to such party shall be delivered or mailed by giving notice thereof to the other party hereto in the manner provided herein.


(1)       To Citizens:      Citizens Gwinnett Bankshares, Inc.
                            3209 US Hwy. 23
                            Duluth, Georgia 30136-3546
                            Attention:    Thomas J. Martin President
                            Facsimile:    (770) 476-3209

          With copies to:   Kilpatrick Stockton LLP
                            1100 Peachtree Street, Suite 2800
                            Atlanta, Georgia 30309
                            Attention:    Richard R. Cheatham, Esq.
                            Facsimile:    (404) 815-6555

(2)       To Premier:       Premier Bancshares, Inc.
                            2180 Atlanta Plaza
                            950 East Paces Ferry Road
                            Atlanta, Georgia 30326
                            Attention:    Darrell D. Pittard Chairman and CEO
                            Facsimile:    (404) 814-3672

          With copies to:   Womble Carlyle Sandridge & Rice, PLLC
                            Suite 700
                            1275 Peachtree Street, N.E.
                            Atlanta, Georgia 30309
                            Attention:    Steven S. Dunlevie, Esq.
                            Facsimile:    (404) 888-7490

     10.4 ENTIRE AGREEMENT.  This Agreement and the Merger Agreement supersede
          ----------------
all prior discussions and agreements between Citizens and Premier with respect to the Merger and the other matters contained herein and therein, and this Agreement and the Merger Agreement contain the sole and entire agreement between Citizens and Premier with respect to the transactions contemplated herein and therein.

     10.5 WAIVER; AMENDMENT.  Prior to or on the Closing Date, Premier shall
          -----------------
have the right to waive any default in the performance of any term of this Agreement by Citizens, to waive or extend the time for the fulfillment by Citizens of any or all of Citizens' obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Premier under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation. Prior to or on the Closing Date, Citizens shall have the right to waive any default in the performance of any term of this Agreement by Premier, to waive or extend the time for the fulfillment by Premier of any or all of Premier's obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Citizens under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation. This Agreement may be amended by a subsequent writing signed by the parties hereto, provided, however, that the provisions of Sections 8.5 and 9.5 requiring regulatory approval shall not be amended by the parties hereto without regulatory approval.

                                   ARTICLE XI
                                   ----------
                                  TERMINATION
                                  -----------

          This Agreement may be terminated at any time prior to or on the Closing Date upon written notice to the other party as follows, and, upon any such termination of this Agreement, neither party hereto shall have any liability to the other, except that the provisions of Section 3.4 and 11.13 hereof shall survive the termination of this Agreement for any reason.

          11.1  MATERIAL ADVERSE CHANGE.  (a) By Premier, if, after the date
                -----------------------
hereof, a material adverse change in the financial condition or business of Citizens shall have occurred which change would reasonably be expected to have a material adverse effect on the market price of Citizens Stock, or if Citizens shall have suffered a material loss or damage to any of its properties or assets, which change, loss or damage materially affects or impairs its ability to conduct its business. (b) By Citizens, if, after the date hereof, a material adverse change in the financial condition or business of Premier shall have occurred which change would reasonably be expected to have a material adverse effect on the market price of Premier Stock, or if Premier shall have suffered a material loss or damage to any of its properties or assets, which change, loss or damage materially affects or impairs its ability to conduct its business.

          11.2  NONCOMPLIANCE.  (a) By Premier, if the terms, covenants or
                -------------
conditions of this Agreement to be complied with or performed by Citizens before the Closing shall not have been substantially complied with or substantially performed at or before the Closing Date and such noncompliance or nonperformance shall not have been waived by Premier. (b) By Citizens, if the terms, covenants or conditions of this Agreement to be complied with or performed by Premier before the Closing shall not have been substantially complied with or substantially performed at or before the Closing Date and such noncompliance or nonperformance shall not have been waived by Citizens.

          11.3  FAILURE TO DISCLOSE.  (a) By Premier, if it learns of any fact
                -------------------
or condition not disclosed in this Agreement, the Citizens Disclosure Memorandum, or the 1996 Citizens Financial Statements, which was required to be disclosed by Citizens pursuant to the provisions of this Agreement at or prior to the date of execution hereof with respect to the business, properties, assets or earnings of Citizens which materially and adversely affects such business, properties, assets or earnings or the ownership, value or continuance thereof,
(b) By Citizens, if it learns of any fact or condition not disclosed in this Agreement, the Premier Disclosure Memorandum, or the 1996 Premier Financial Statements, which was required to be disclosed by Premier pursuant to the provisions of this Agreement at or prior to the date of execution hereof with respect to the business, properties, assets or earnings of Premier which materially and adversely affect such business, properties, assets or earnings or the ownership, value or continuance thereof.

          11.4  ADVERSE PROCEEDINGS. By either party, if any action, suit or
                -------------------
proceeding shall have been instituted or threatened against either party to this Agreement to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated herein, which, in the good faith opinion of Citizens or Premier makes consummation of the transactions herein contemplated inadvisable.

          11.5  DISCLOSURE MEMORANDUM.  By either party on or before June 30,
                ---------------------
1997, in the event that the review of the disclosures contained in the other party's Disclosure Memorandum causes its Board of Directors to determine, in its reasonable good faith judgment, that fact or circumstance exists or is likely to exist or result which materially and adversely impacts one or more of the economic benefits to it of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

          11.6  ACCOUNTING TREATMENT.  By either party on or before July 24,
                --------------------
1997, if the board of directors of a party determines that the Merger may not be structured in a manner satisfactory to both boards of directors in their sole discretion to qualify for "pooling of interests" accounting treatment.

          11.7  TERMINATION DATE.  By either party, if
                ----------------
the Closing Date shall not have occurred on or before November 30, 1997.

          11.8  SHAREHOLDERS VOTE.  By either party, if the Merger Agreement is
                -----------------
not approved by the vote of the holders of either Citizens Stock or Premier Stock as required by applicable law.

          11.9  ENVIRONMENTAL LIABILITY OF CITIZENS.  By Premier, if it learns
                -----------------------------------
of any potential liability of Citizens arising from noncompliance with any federal, state or local environmental law by Citizens, or any potential liability of Citizens arising from any environmental condition of the properties or assets of Citizens, including any properties or assets in which Citizens holds a security interest.

          11.10  ENVIRONMENTAL LIABILITY OF PREMIER.  By Citizens, if it learns
                 ----------------------------------
of any potential liability of Premier arising from noncompliance with any federal, state or local environmental law by Premier, or any potential liability of Premier arising from any environmental condition of the properties or assets of Premier, including any properties or assets in which Premier holds a security interest.

          11.11  MUTUAL CONSENT.  By the mutual consent of the Board of
                 --------------
 Directors of both Citizens and Premier.

          11.12  PREMIER STOCK PRICE.  By Citizens or Premier within 3 days of
                 -------------------
the filing date of Premier's Registration Statement with the SEC, if the Market Value of Premier Stock is less than $15.69 or greater than $19.19. For purposes of this provision, the "Market Value of Premier Stock" shall be determined on the basis of the ten (10) trading day average of the closing price of Premier Stock during the ten (10) trading days preceding the filing date of Premier's Registration Statement with the SEC.

          11.13  EXPENSES UPON TERMINATION.  If for any reason this Agreement is
                 -------------------------
terminated pursuant to Section 11.3 or in contemplation of an acquisition proposal, the terminating party shall agree to pay the non-terminating party (i) an amount equal to the reasonable and documented fees and expenses incurred by the non-terminating party in connection with the examination and investigation of the non-terminating party, the preparation and negotiation of this Agreement and related agreements, regulatory filings and other documents related to the transactions contemplated hereunder, including, without limitation, fees and expenses of investment bankers, consultants, accountants, attorneys and other agents, and (ii) (x) $50,000 if this Agreement is terminated pursuant to Section 11.3 and the nondisclosure is not willful or
(y) $150,000 if this Agreement is terminated pursuant to Section 11.3 and the nondisclosure is willful or if this Agreement is terminated in contemplation of an acquisition proposal, which sums represent compensation for the non-terminating party's loss as a result of the transaction contemplated by this Agreement not being consummated. Final settlement with respect to such fees and expenses shall be made within thirty (30) days after the termination of this Agreement. For purposes of this Section 11.13, an "acquisition proposal" shall mean any tender offer or exchange offer, any proposal for merger, acquisition of all the stock or assets of, or other business combination involving such terminating party or the acquisition of a substantially equity interest in, or a substantial portion of the assets of such terminating party or any of its subsidiaries, a definitive agreement with respect to which is entered into within one year of the date of this Agreement. Notwithstanding anything contained herein to the contrary, no expenses shall be payable upon termination pursuant to this Section 11.13 in the event of termination pursuant to Section
11.6 herein.


                                  ARTICLE XII
                                  -----------

                          COUNTERPARTS, READINGS, ETC.
                          ----------------------------

          This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The headings herein set out are for convenience of reference only and shall not be deemed a part of this Agreement. A pronoun in one gender includes and applies to the other genders as well.

                                  ARTICLE XIII
                                  ------------
                                 BINDING EFFECT
                                 --------------

          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party without the prior written consent of the other.


                                  ARTICLE XIV
                                  -----------
                                 GOVERNING LAW
                                 -------------

          The validity and effect of this Agreement and the Merger Agreement and the rights and obligations of the parties hereto and thereto shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

          IN WITNESS WHEREOF, Citizens and Premier have caused this Agreement to be executed by their respective duly authorized corporate officers and their respective corporate seals to be affixed hereto as of the day and year first above written.

                                 CITIZENS GWINNETT BANKSHARES, INC.



(CORPORATE SEAL)                 By:  /s/ Thomas J. Martin
                                     ----------------------
                                     Thomas J. Martin
                                     President
Attest:


/s/ Darrell W. Moore
---------------------------
Darrell W. Moore, Secretary



                                PREMIER BANCSHARES, INC.



(CORPORATE SEAL)                By:  /s/ Darrell D. Pittard
                                    ------------------------
                                     Darrell D. Pittard
                                     Chairman and Chief Executive Officer
Attest:


/s/ Frank H. Roach
--------------------
Frank H. Roach, Executive Vice President
and Treasurer

                                   EXHIBIT A

                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of this _____ day of June, 1997, by and between PREMIER BANCSHARES, INC. ("Premier") and CITIZENS GWINNETT BANKSHARES, INC. ("Citizens"), both Georgia corporations (said corporations are hereinafter collectively referred to as the "Constituent Corporations").

                               R E C I T A L S :

     WHEREAS, the authorized capital stock of Premier consists of 20,000,000 shares of Common Stock, $1.00 par value per share (the "Premier Stock"), of which 7,913,235 shares are issued and outstanding;

     WHEREAS, the authorized capital stock of Citizens consists of 10,000,000 shares of Common Stock, $10.00 par value per share, of which 242,350 shares are issued and outstanding and up to 27,200 shares are issuable upon the exercise of stock options on the Effective Date (as defined herein) ("Citizens Stock");

     WHEREAS, the respective Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of each such corporation and its shareholders that Citizens merge with Premier, with Premier being the surviving corporation;

     WHEREAS, the respective Boards of Directors of the Constituent Corporations, by resolutions duly adopted, have unanimously approved and adopted this Agreement, and the Board of Directors of Citizens, by resolution duly adopted, has directed that this Agreement be submitted to the shareholders of Citizens for their approval; and

     WHEREAS, Premier has agreed to issue shares of Premier Stock which shareholders of Citizens will be entitled to receive, according to the terms and conditions contained herein, on or after the Effective Date (as defined herein) of the merger provided for herein.

     NOW, THEREFORE, for and in consideration of the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which as legally sufficient consideration are hereby acknowledged, the parties hereto have agreed and do hereby agree, as follows:

     1.   MERGER.
          ------

          Pursuant to and with the effects provided in the applicable provisions of Article 11 of the Georgia Business Corporation Code, as amended (Chapter 2 of Title 14 of the Official Code of Georgia), Citizens (hereinafter sometimes referred to as the "Merged Corporation") shall be merged with and into Premier (the "Merger"). Premier shall be the surviving corporation (the "Surviving Corporation") and shall continue under the name "Premier Bancshares, Inc.". On the Effective Date (as defined herein) of the Merger, the individual existence of the Merged Corporation shall cease and terminate.

     2.   ACTIONS TO BE TAKEN.
          -------------------

          The acts and things required to be done by the Georgia Business Corporation Code in order to make this Agreement effective, including the submission of this Agreement to the shareholders of the Merged Corporation, the shareholders of the Surviving Corporation and the filing of the Certificate of Merger relating hereto in the manner provided in said Code, shall be attended to and done by the proper officers of the Constituent Corporations with the assistance of counsel as soon as practicable.

     3.   EFFECTIVE DATE.
          --------------

          The Merger shall be effective upon the approval of this Agreement by the shareholders of the Merged Corporation, the shareholders of the Surviving Corporation, and the filing of the Certificate of Merger relating hereto in the manner provided in the Georgia Business Corporation Code (the "Effective Date").

     4.  ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION.
         ----------------------------------------------------- -----------

          (a) The Articles of Incorporation of Premier, as heretofore amended, shall on the Effective Date be the Articles of Incorporation of the Surviving Corporation.

          (b) Until altered, amended or repealed, as therein provided, the Bylaws of Premier as in effect on the Effective Date shall be the Bylaws of the Surviving Corporation.

     5.  MANNER AND BASIS OF CONVERTING SHARES OF CAPITAL STOCK; CAPITAL
         ------------------------------------------------------- -------
STRUCTURE OF THE SURVIVING CORPORATION.
--------------------------------------

          The manner and basis of converting the shares of capital stock of each of the Constituent Corporations into shares of the Surviving Corporation shall be as follows:

          (a) Based on $17.44 ("Premier Target Price"), upon the Effective Date each share of Citizens' stock outstanding shall be converted into fully-paid and nonassessable shares of Premier Stock at the following ratios ("Exchange Ratio") based upon the following assumptions:

          (i) If Premier Market Value is greater than 94% of the Premier Target Price and less than 106% of the Premier Target Price, the Exchange Ratio
             ---
shall equal: [8.0876 x Premier Target Price/Premier Market Value].

          (ii) If Premier Market Value is greater than 106% of the Premier Target Price, the Exchange Ratio shall equal: [8.0876/1.06].

          (iii) If Premier Market Value is less than 94% of the Premier Target Price, the Exchange Ratio shall equal [8.0876/0.94].

          The "Premier Market Value" shall be determined on the basis of the ten trading day average of the daily closing price of Premier Stock on the American Stock Exchange during the ten trading days preceding the filing date of the Registration Statement with the Securities and Exchange Commission.

          (b) Any holder of shares of Citizens Common Stock who perfects such holder's dissenter's rights of appraisal in accordance with and as contemplated by Section 14-2-1106 of the Georgia Business Corporation Code (the "GBCC") shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of the GBCC; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the GBCC and surrendered to Citizens the certificate or certificates representing shares for which payment is being made. In the event that after the Effective Date a dissenting shareholder of Citizens fails to perfect, or effectively withdraws or loses, such holder's right to appraisal and of payment for such holder's shares, the Surviving Corporation shall issue and deliver the consideration to which such holder of shares of Citizens Common Stock is entitled under this Section 5 (without interest) upon surrender by such holder of the certificate or certificates representing shares of Citizens Common Stock held by such holder.

          (c) If either party should change the number of its outstanding shares as a result of a stock split, stock dividend, or similar recapitalization with respect to such shares prior to the Effective Date then the shares of Premier Stock to be issued hereunder to holders of Citizens Stock shall be proportionately adjusted.

          (d) No scrip or fractional share certificates of Premier Stock shall be issued in connection with the Merger and an outstanding fractional share interest will not entitle the owner thereof to vote, to receive dividends or to have any of the rights of a shareholder with respect to such fractional interest. In lieu of any fractional interest, there shall be paid in cash an amount (computed to the nearest cent) equal to such fraction multiplied by the Premier Market Value.

          (e) As soon as practicable after the Effective Date, each holder as of the Effective Date of any of the shares of Citizens Stock, upon presentation and surrender of the certificates representing such shares to Premier, shall be entitled to receive in exchange therefor a certificate representing the number of shares of Premier Stock to which such shareholder shall be entitled according to the terms of this Agreement. Until such surrender, each such outstanding certificate which prior to the Effective Date represented Citizens Stock shall be deemed for all corporate purposes to evidence ownership of the number of shares of Premier Stock into which the same shall have been converted and the right to receive payment for fractional shares.

          (f) Upon the Effective Date, each share of Premier Stock issued and outstanding immediately prior to the Effective Date shall continue unchanged and shall continue to evidence a share of common stock of the Surviving Corporation.

     6. TERMINATION OF SEPARATE EXISTENCE.
        ---------------------------------

          Upon the Effective Date, the separate existence of the Merged Corporation shall cease and the Surviving Corporation shall possess all of the rights, privileges, immunities, powers and franchises, as well of a public nature as of a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed, and the title to any real estate or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the Constituent Corporations; and any claim existing or action or proceeding, civil or criminal, pending by or against either of said Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and any judgment rendered against either of the Constituent Corporations may thenceforth be enforced against the Surviving Corporation; and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Merger.

     7. FURTHER ASSIGNMENTS.
        -------------------

          If at any time the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other things are necessary or desirable to vest in said corporation, according to the terms hereof, the title to any property or rights of the Merged Corporation, the proper officers and directors of the Merged Corporation shall and will execute and make all such proper assignments and assurances and do all things necessary and proper to vest title in such property or rights in the Surviving Corporation, and otherwise to carry out the purposes of this Agreement.

     8. CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER.
        --------------------------------------------------

          This Agreement is subject to, and consummation of the Merger is conditioned upon, the fulfillment as of the Effective Date of each of the following conditions:

          (a) Approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding voting shares of Citizens Stock;

          (b) Approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding voting shares of Premier Stock; and

          (c) All the terms, covenants, agreements, obligations and conditions of the Agreement and Plan of Reorganization (the "Acquisition Agreement") of even date herewith by and between Citizens and Premier to be complied with, satisfied and performed on or prior to the Closing Date (as defined therein), shall have been complied with, satisfied and performed in all material respects unless accomplishment of such covenants, agreements, obligations and conditions has been waived by the party benefited thereby.

     9.   TERMINATION.
          -----------

          This Agreement may be terminated and the Merger abandoned in accordance with the terms of the Acquisition Agreement, at any time before or after adoption of this Agreement by the directors of either of the Constituent Corporations, notwithstanding favorable action on the Merger by the shareholders of the Merged Corporation, but not later than the issuance of the certificate of merger by the Secretary of State of Georgia with respect to the Merger in accordance with the provisions of the Georgia Business Corporation Code.

     10.  COUNTERPARTS; TITLE; HEADINGS.
          -----------------------------

          This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The title of this Agreement and the headings herein set out are for the convenience of reference only and shall not be deemed a part of this Agreement.

     11.  AMENDMENTS; ADDITIONAL AGREEMENTS.
          ---------------------------------

          At any time before or after approval and adoption by the shareholders of Citizens, this Agreement may be modified, amended or supplemented by additional agreements, articles or certificates as may be determined in the judgment of the respective Boards of Directors of the Constituent Corporations to be necessary, desirable or expedient to further the purposes of this Agreement, to clarify the intention of the parties, to add to or modify the covenants, terms or conditions contained herein or to effectuate or facilitate any governmental approval of the Merger or this Agreement, or otherwise to effectuate or facilitate the consummation of the transactions contemplated hereby; provided, however, that no such modification, amendment or supplement shall reduce to any extent the consideration into which shares of Citizens Stock shall be converted in the Merger pursuant to Section 5 hereof.



     IN WITNESS WHEREOF, the Constituent Corporations have each caused this Agreement to be executed on their respective behalfs and their respective corporate seals to be affixed hereto as of the day and year first above written.

                              PREMIER BANCSHARES, INC.



(CORPORATE SEAL)              By:  /s/ Darrell D. Pittard
                                 ------------------------
                                     Darrell D. Pittard
                                     Chairman and Chief Executive Officer
Attest:

/s/ Barbara J. Burtt
--------------------
Secretary


                              CITIZENS GWINNETT BANKSHARES, INC.


(CORPORATE SEAL)              By:  /s/ Thomas J. Martin
                                 ----------------------
                                     Thomas J. Martin
                                     President
Attest:

/s/ Darrell W. Moore
--------------------
Secretary